EXHIBIT 10.94


                      AMENDED AND RESTATED

               OPERATION AND MAINTENANCE AGREEMENT

                               BY

                               AND

                             BETWEEN

             TANGSHAN PANDA HEAT AND POWER CO., LTD.

          TANGSHAN PAN-WESTERN HEAT AND POWER CO., LTD.

            TANGSHAN CAYMAN HEAT AND POWER CO., LTD.

                TANGSHAN PAN-SINO HEAT CO., LTD.

                               AND

            DUKE/FLUOR DANIEL INTERNATIONAL SERVICES



                        TABLE OF CONTENTS

SECTION I
DEFINITIONS                                                     3

SECTION II
SERVICES TO BE PERFORMED BY OPERATOR                            8

SECTION III
SERVICES TO BE PERFORMED BY OWNER                              31

SECTION IV
COMPENSATION                                                   34

SECTION V
PAYMENT                                                        45

SECTION VI
TERM                                                           46

SECTION VII
TERMINATION                                                    47

SECTION VIII
INSURANCE AND INDEMNIFICATION                                  51

SECTION IX
PERMITS AND LICENSES                                           57

SECTION X
INDEPENDENT CONTRACTOR                                         58

SECTION XI
COORDINATION AND ACCESS                                        58

SECTION XII
FORCE MAJEURE                                                  59

SECTION XIII
ARBITRATION                                                    61

SECTION XIV
OPERATOR AND OWNER REPRESENTATIONS AND WARRANTIES              61

SECTION XV
NOTICES                                                        64

SECTION XVI
APPLICABLE LAW                                                 65

SECTION XVII
NON-WAIVER                                                     66

SECTION XVIII
TITLE                                                          67

SECTION XIX
ASSIGNMENT                                                     67

SECTION XX
MISCELLANEOUS                                                  67





                      AMENDED AND RESTATED

               OPERATION AND MAINTENANCE AGREEMENT

                               BY

                               AND

                             BETWEEN

            TANGSHAN PANDA HEAT AND POWER CO., LTD.,

          TANGSHAN PAN-WESTERN HEAT AND POWER CO., LTD.

            TANGSHAN CAYMAN HEAT AND POWER CO., LTD.

                TANGSHAN PAN-SINO HEAT CO., LTD.

                               AND

            DUKE/FLUOR DANIEL INTERNATIONAL SERVICES



RECITALS:

       THIS AMENDED AND RESTATED OPERATION AND MAINTENANCE AGREEMENT is made and entered into on the 6th day of March, 1997, by and between Tangshan Panda Heat and Power Co., Ltd., a Chinese Joint Venture company ("Tangshan Panda"), Tangshan Pan-Western Heat and Power Co., Ltd., a Chinese Joint Venture company ("Tangshan Pan-Western"), Tangshan Cayman Heat and Power Co., Ltd., a Chinese Joint Venture company ("Tangshan Cayman") and Tangshan Pan-Sino Heat Co., Ltd., a Chinese Joint Venture company ("Tangshan Pan-Sino") (collectively, hereinafter referred to as "Owner"), and Duke/Fluor Daniel International Services, a general partnership formed in the State of Nevada by Duke Coal Project Services Pacific, Inc., a Nevada corporation, and Fluor Daniel Asia, Inc., a Delaware corporation, (hereinafter referred to as "Operator"), individually referred to hereinafter as "Party" and collectively as "Parties."

      WHEREAS, Duke Coal Project Services Pacific, Inc. entered into a Partnership Agreement dated September 1, 1994 with Fluor
Daniel Asia, Inc. to form the partnership to be known as Duke/Fluor Daniel International Services;

      WHEREAS, Owner and North China Power Group Company, a Chinese company (the "Utility") entered into an Electric Energy Purchase and Sales Agreement dated September 22, 1995, pursuant to which Owner intends to construct and operate two nominal 50MW coal-fired electric and thermal energy cogeneration power generation stations (collectively, the "Facilities") in Luannan County near the city of Gujiaying, Hebei Province, the People's Republic of China and pursuant to which Owner will sell and the
Utility will purchase electrical energy produced by the Facilities and Owner shall sell steam and heat to local businesses;

       WHEREAS, Owner and Harbin Power Engineering Company, Limited, a Chinese company (the "EPC Contractor") have entered into a turnkey Engineering, Procurement and Construction Agreement dated April 24, 1996 (the "EPC Contract") a copy of which has previously been furnished to Operator pursuant to which the EPC Contractor thereunder will design, construct, test and startup the Facilities;

      WHEREAS, Owner desires to have Operator provide pre-commercial and post-commercial operation and maintenance services at the Facilities and Operator desires to provide such services;

     WHEREAS, Owner and Duke/Fluor Daniel International Services, Inc. entered into the Operation and Maintenance Agreement dated June 26, 1996 and where Duke/Fluor Daniel International Services, Inc. was characterized incorrectly as a Nevada corporation; and

      WHEREAS, the Operation and Maintenance Agreement dated June
26, 1996 is superceded by this Amended and Restated Operation and Maintenance Agreement dated as of the date first written above.

     NOW, THEREFORE, in consideration of the foregoing and of the premises hereinafter contained, Owner and Operator agree as follows:

                            SECTION I
                           DEFINITIONS

      Whenever the following terms appear in this Agreement, they shall have the following meanings:

      "Affiliate" shall mean, with respect to any corporation, a corporation which controls, is controlled by, or is under common control with such corporation or successor thereto.

      "Agreement" shall mean this Operation and Maintenance Agreement made and entered into on the date set forth above by and between Tangshan Panda Heat and Power Co., Ltd., Tangshan Pan-Western Heat and Power Co., Ltd., Tangshan Cayman Heat and Power Co., Ltd., Tangshan Pan-Sino Heat Co., Ltd., and Duke/Fluor Daniel International Services.

      "Annual Budget" shall mean the budget of all costs and expenses anticipated to be incurred by Operator to meet its obligations under this Agreement during any calendar year, or part thereof.

      "Annual Outage Period" shall mean the annual period from November 1 through October 31 each year.

      "Approved Budget" shall mean the annual budget prepared and submitted by Operator pursuant to Section 2.17 hereof, which has been approved by Owner.

     "Authorization To Proceed" shall mean Owners' written notice to Operator to commence the work required by this Agreement.

      "Claims" shall have the meaning given such term in  Section
8.03A. hereof.

      "Commencement Date" shall mean the calendar date upon which Operator is to commence the work required by this Agreement as specified in the Authorization to Proceed. The expected date for the Commencement Date is September 1, 1996.

      "Commercial Operation Date" shall mean the date upon which Owner's Facilities start regular delivery of their electric energy delivered to the Utility's Grid which shall be determined by the Utility and Owner after approval of 72 hour full-load testing operation by both the generation units of Owner's Facilities.

      "Consumables" shall have the meaning set forth  in  Section
2.07 hereof.

      "EPC Contract" shall mean the Turnkey EPC Contract between Owner and EPC Contractor relating to the design, procurement, construction, testing and starting up of the Facilities as the same may be amended, supplemented or modified from time-to-time.

     "EPC Contractor" shall mean Harbin Power Engineering Company
Limited, a Chinese company.

      "Facilities" shall mean two nominal 50 MW coal-fired electric and thermal energy cogeneration power stations and steam and hot water distribution systems to be built by Owner in Luannan County near the city of Gujiaying in Hebei Province, The People's Republic of China to supply electrical energy to the Utility and thermal energy to a number of Chinese companies in Luannan County and all equipment contained therein and parts thereof. It shall include, without limitation, the fuel receiving and storage facility, all fuel delivery equipment from the fuel storage facility to the balance of the Facility, interconnection facilities to interconnect disconnect switch with the Utility (that is on the high side of Owner's step-up transformer) and other auxiliary equipment and systems described in the EPC Contract. It shall also include the steam and hot water distribution systems, including, without limitation, piping, heat exchangers, valves, controls, and insulation, to be built under separate contracts, up to the interconnect point at each individual customer.

     "Facilities Funding Date" shall mean the date upon which the initial loans are made by the Lenders to Owner.

      "Heat Rate" shall mean the net electrical output divided into the thermal input expressed in British Thermal Units Per
Kilowatt Hours (BTU/kWh) at a specific process steam flow and condition.

      "Indemnitee"  shall have the meaning set forth  in  Section
8.03A. hereof.

       "Lender"  and  "Lenders"  shall  mean  Pan-Western  Energy
Corporation LLC, a Cayman Islands corporation.

      "Loan Documents" shall mean the relevant documentation executed between the Lender(s) and Owner for the financing of the Facilities and any other financing documents as may be amended from time-to-time, excerpts of which are attached hereto as Exhibit C.

      "Lost Work Day" shall mean any employee lost workday resulting from an on-the-job injury or illness.

      "Net Facilities Output" shall mean the power output of the Facilities in Kilowatts (kW) measured at the high voltage side of the main power transformer.

       "Operator"  shall  mean  Duke/Fluor  Daniel  International
Services.

      "Owner" shall mean collectively Tangshan Panda Heat and Power Co., Ltd., a Chinese Joint Venture company, Tangshan Pan-Western Heat and Power Co., Ltd., a Chinese Joint Venture company, Tangshan Cayman Heat and Power Co., Ltd., a Chinese Joint Venture company, and Tangshan Pan-Sino Heat Co., Ltd., a Chinese Joint Venture company.

      "Owner's Account" or "Account of Owner" shall have the meaning set forth in Section 4.02 of this Agreement.

     "Owner's Representative" shall have the meaning set forth in
Section 3.01 of this Agreement.

       "Outage"   shall   mean  any  interruption   of   required
(dispatched) electric energy deliveries (as set forth in Sections
2.1 and 2.2 of the Electric Energy Purchase and Sales Agreement) to the Utility's Grid by Owner's Facilities.

      "Outage Days" shall mean the cumulative elapsed outage time of any type for each 50 MW unit of the Facilities calculated for each Annual Outage Period. Outage Days will be calculated on an actual time elapsed basis. (For example, twenty-four (24) one (1) hour outages shall be equal to one (1) day). Outage Days do not include the time when the Utility dispatches the unit(s) off-line or the Utility is unable to accept electrical energy due to Force Majeure conditions.

      "Plant Manager" shall mean Operator's on-site employee responsible for the operation and maintenance of the Facilities.

      "Power Agreement" shall mean the Electric Energy Purchase and Sales Agreement, and the General Interconnection Agreement, both dated as of September 22, 1995, the Supplemental Agreement dated February 10, 1996 and the technical interconnect dispatch agreement (to be executed prior to the Commercial Operation
Date), relevant excepts of which are attached hereto as Exhibit A, all between Owner and the Utility.

      "Prudent Utility Practices" shall mean those practices generally followed by the United States electric utility industry with respect to the operation and maintenance of electric generating facilities (including, but not limited to, the operation and safety practices generally followed by the electric utility industry), to the extent reasonably possible, unless otherwise directed in writing by Owner or otherwise required for financing of the Facilities. Operator will not be responsible, however, for any failure to comply with those standards, or portions thereof, where that failure is caused or necessitated by differences between Chinese Prudent Utility Practices (or the like) and those of the United States, or by workforce or industry customs in China that make compliance by Operator with United States Prudent Utility Practices imprudent or impractical.

      "Reimbursable Costs" or "Reimbursable Cost" shall mean all reasonable and actual direct costs properly incurred.

       "Scheduled Commercial Operation Date" shall mean the expected date which the Facilities achieve Commercial Operation Date which is estimated to be November 1, 1998. Owner may change the Scheduled Commercial Operation Date by giving two hundred and forty (240) days prior written notice to Operator.

     "Scheduled Annual Overhaul Outages" shall mean those planned outages of the Facilities applied for by the Operator and approved and scheduled by the Utility annually in advance of the November 1 to October 31 annual period.

      "Scheduled Outage" shall mean those times the unit(s) are scheduled off-line by the Utility or Operator's request in advance such that they are not dispatched to produce electric energy by the Utility.

      "Site" shall mean that real property upon which the Facilities are located.

      "Utility"  shall  mean North China Power Group  Company,  a
Chinese company organized under the laws of China.

     "$" shall mean United States Dollars.



                           SECTION II
              SERVICES TO BE PERFORMED BY OPERATOR

     Operator will provide all operation and maintenance services necessary for the efficient, sound and effective operation of the Facilities so as to enable the Facilities to satisfy the requirements set forth in the Power Agreement, attached as Exhibit A hereto and which may be amended from time-to-time, and to maintain the Facilities in good mechanical and operating repair and condition all in accordance with Prudent Utility Practices. Without limiting the generality of the foregoing, Operator shall do the following:

      2.01 Personnel. Operator shall provide and train, in a manner consistent with Prudent Utility Practices, competent qualified personnel to operate and maintain the Facilities including, without limitation, the following:

                      A.    A  Plant  Manager,  assigned  to  the
               Facilities full time, to manage on-site operations
               and   maintenance,  which  individual   shall   be
               approved in writing by Owner.

                      B.    Additional full time on-site personnel
               as needed.

                      C.     Additional   engineering   support,
               operations, maintenance, and management personnel not located full time at the Facilities, as needed to perform the requirements of this Agreement.

      Without limiting the generality of the foregoing, Operator will (i) staff the Facilities during all hours; (ii) provide those full time on-site personnel identified and agreed to by Operator and Owner; and (iii) provide the home office support identified in Exhibit B hereto. Operator shall submit the qualifications of full-time, on-site management and key supervisory personnel hired for review and approval by Owner, and such personnel shall be acceptable to Owner at all times. Owner's approval or acceptance of any such personnel shall not be construed as or imply Owner's acceptance of the conduct, performance or qualifications of such personnel nor result in any waiver of Operator's duties and responsibilities for providing personnel as required for its performance or for responsibility for compliance with any standard or other duty of performance hereunder and as required by the Power Agreement and the Loan Documents.

     2.02 Initial Staffing, Startup and Testing. After receiving Authorization to Proceed, Operator shall prepare a hiring schedule for the personnel identified and agreed to by Operator and Owner. After review and written approval of the hiring schedule by Owner, Operator shall cause the commencement of initial hiring of personnel. Operator shall adjust the hiring schedule, as requested by Owner in writing, in accordance with changes in the construction, startup, and Commercial Operation Date, and shall obtain Owner's review and approval of such changes.

     Operator shall provide capable operating personnel to assist in initial training, startup and testing of the Facilities under the direction and supervision of the EPC Contractor. It is understood that Owner is obligated to pay for Operator's services during startup and testing as provided herein but that total supervision and direction of all startup and testing activities (including those of Operator) shall be furnished by the EPC
Contractor who will have care, custody and control of the Facilities prior to Commercial Operation Date of the Facilities.

      2.03 Operation and Maintenance. Operator shall operate and maintain the Facilities, seven (7) days a week, twenty-four (24) hours per day, in accordance with Prudent Utility Practices, manufacturers' recommendations as applicable, and as required by the Power Agreement attached hereto as Exhibit A, or Loan Documents as may be amended relating to the Facilities and this Agreement. The Operator will operate the Facilities in a manner to maximize the useful life of the equipment, to avoid excessive fuel consumption, to minimize downtime for repairs, and to avoid forced outages, in a manner consistent with that of a prudent owner maintaining its own facility for its own account. Operator shall consult with Owner in order to clarify its obligations in the event that any conflict exists in these obligations under this Agreement. Operator shall be solely responsible for the operation and maintenance of the Facilities hereunder but will follow the directions of Owner with respect to financial or economic matters as long as compliance with such directions will not materially and adversely affect the operation and maintenance of the Facilities nor its performance as required hereunder after comparison of the relative benefits and detriment of incurring any cost and the relative effect on operations if such cost were not incurred.

     2.04 Tools.

                     A.    Operator  shall review the  tool  list
               developed by the EPC Contractor pursuant to the EPC Contract, and shall identify and prepare a list of recommended tools required to adequately perform the requirements of this Agreement. Said list will be submitted to Owner in one or more increments and shall be modified or supplemented throughout the term of this Agreement by agreement of the Parties as necessary to permit the timely acquisition thereof. The initial list of such tools shall, in no event, be submitted to Owner later than one hundred eighty (180) days prior to the Scheduled Commercial Operation Date.

                     B.    The initial supply of tools identified
               on the list described in Section 2.04A. above shall be subject to the written approval of the Owner and will be procured by Operator to Owner's account as provided in Section IV of this Agreement or as a Reimbursable Cost. Operator shall promptly notify Owner in writing of tools that were not approved that could impact its obligations and duties hereunder.

                     C.    Operator  shall  be  responsible  for
               annually, or as otherwise reasonably requested by Owner in writing, preparing and presenting to Owner an accurate reconciliation of the Facilities' tool inventory.

                     D.    Operator shall be responsible for  the
               use, management, control, care, and custody of the Facilities' tools.

                     E.    Operator shall repair or replace tools
               as required, as a Reimbursable Cost or to the Account of Owner, as provided in Section IV.

                     F. Operator shall periodically, and no less frequently than annually, review the Facilities tools, and make recommendations to Owner for additional tools that would improve the Facilities operations.

     2.05 Spare Parts.

                     A.    Operator shall review the spare  parts
               list developed by the EPC Contractor pursuant to the EPC Contract, and shall identify and prepare a list of recommended spare parts required to adequately perform the requirements of this
               Agreement. Said list will be submitted to Owner in one or more increments and shall be modified or supplemented throughout the term of this Agreement by agreement of the Parties as necessary to permit the timely acquisition thereof. The initial list of such spare parts shall, in no event, be submitted to Owner later than one hundred eighty
               (180) days prior to the Scheduled Commercial Operation Date. Spare parts will be determined with reference to generally accepted practices in the industry and with reference to manufacturer's recommendations.

                     B.    The  initial  supply  of  spare  parts
               identified on the list described in Section 2.05A. above shall be subject to the written approval of the Owner and will be procured by Operator for Owner's account as provided in Section IV of this Agreement or as a Reimbursable Cost.

                     C. Operator shall, subsequent to submitting the initial list of spare parts described in
               Section 2.05A. above be responsible for procuring, for Owner's account as provided in Section IV hereof or as a Reimbursable Cost, replacements for said listed spare parts as necessary.

                     D.    Operator shall be responsible for  the
               use, care, custody, management and control of said spare parts.

                     E.    Operator  shall  be  responsible  for
               annually, or as otherwise reasonably requested by Owner in writing, performing and presenting to Owner an accurate reconciliation of the Facilities' spare parts inventory.

                     F.    Operator  shall  be  responsible  for
               establishing proper and effective on-site warehousing and inventory controls for such spare parts. The inventory control system is to be coupled to an Owner approved plant maintenance management information system.

                     G.   Operator shall procure additional parts
               subject to Owner's written approval or replacement parts to maintain inventory at levels to support Facilities requirements, as a Reimbursable Cost or to the Account of Owner as provided for in Section IV.

     2.06 Equipment.

                     A.    Operator shall identify and prepare  a
               list of recommended machinery, equipment, office furnishings, computers, and software (the "Equipment") required to adequately perform the requirements of this Agreement. Said list will be submitted to Owner in one or more increments and shall be modified or supplemented throughout the term of this Agreement by agreement of the Parties as necessary to permit the timely acquisition thereof. The initial list of such Equipment shall, in no event, be submitted to Owner later than one hundred eighty (180) days prior to the Scheduled Commercial Operation Date.

                     B.   The Equipment identified on the list of
               such Equipment described in Section 2.06A. above shall be subject to the written approval by Owner and shall be procured by Operator for Owner's Account as provided in Section IV or as a Reimbursable Cost. Operator shall promptly notify Owner in writing of the Equipment that was not approved that could impact Operator's obligations and duties hereunder.

                     C.    Operator shall periodically review the
               Equipment required to perform under this Agreement and make recommendations to Owner of modifications or additions to the Facilities equipment throughout the term of this Agreement that would improve or enhance the Facilities operations.

                     D.    Operator shall be responsible for  the
               use, management, care, custody, operation and maintenance of said Equipment. Operator shall repair or replace, as a Reimbursable Cost or to the Account of Owner as provided for in Section IV, the Equipment.

                     E.   Operator shall, when approved in advance
               by   Owner   in   writing,  procure  and   install
               additional Equipment as a Reimbursable Cost or to the Account of Owner as provided for in Section IV.

     2.07 Consumables and Other Materials.

                     A.     Operator   shall   identify   those
               consumable, expendable, and other materials and supplies ("Consumables") necessary to perform the requirements of this Agreement. Said Consumables will be identified to Owner throughout the term of this Agreement as necessary to permit the timely acquisition thereof. The initial list of such Consumables shall, in any event, be identified and submitted to Owner in writing no later than one hundred eighty (180) days prior to the Scheduled Commercial Operation Date.

                     B.    Operator shall use, manage, care  for,
               control and maintain Consumables as required to support the needs of the Facilities, and procure Consumables, as Reimbursable Costs or to Owner's Account as provided in Section IV, throughout the term of this Agreement.

      2.08 Purchased Parts, Labor and Services. Operator shall identify and procure, as Reimbursable Costs or for the account of Owner as provided for in Section IV, parts other than spare parts and labor and services throughout the term of this Agreement as necessary to perform the requirements of this Agreement. This will include procurement for the services of equipment manufacturer's personnel, or personnel trained and qualified to provide equivalent services, to perform manufacturer's recommended service procedures when deemed necessary. Without limitation, Operator, in its capacity as Owner's agent, shall procure as a Reimbursable Cost third-party contracts to clean up and remove hazardous waste and solid waste, except to the extent such waste arises out of the negligence or fault of Operator or pursuant to Section 2.16. Any maintenance or repair which can reasonably be performed by regular full time on-site personnel, provided pursuant to Section 2.01 above, shall be performed by them.

      2.09 Maintenance and Repairs. Operator shall comply with procedures developed pursuant to Section 2.10 below and otherwise provide all maintenance and repair services necessary to keep the Facilities in good working order in a manner consistent with Prudent Utility Practices, to correct by appropriate measures any damage to or malfunction of the Facilities, and provide all necessary information to and cooperate with Owner so that Owner may enforce or make warranty claims with respect to any repair or malfunction. Any parts utilized in performing operation and maintenance services shall be new or refurbished according to manufacturer's recommendations. Operator shall assign to Owner the manufacturer's warranty on all parts Operator has procured.

     2.10 Operating, Maintenance and Safety Plans and Procedures. Using the operations and maintenance manuals supplied to Owner by the EPC Contractor pursuant to the EPC Contract as supplemented by Operator's standard procedures developed for like facilities, Operator shall develop (and furnish copies to Owner for review and approval in writing) necessary, specific and fully integrated operating, maintenance and safety plans and procedures including, without limitation, the following (each of which shall satisfy the requirements set forth in the Power Agreement):

                     A.    Startup,  operating,  dispatching  and
               shutdown procedures for the Facilities equipment and systems including appropriate periodic checks of and/or for water quality and treatment requirements, fluid or gaseous leaks, improper temperatures, excessive noise and vibrations, proper pressures and liquid levels, emission levels and other pertinent operating information indicative of the equipment condition.

                     B.    Periodic maintenance plans identifying
               schedules and procedures for the equipment lubrication, packing and seal checks, filter checks and services, and electrical and control system checks.

                     C.    Plans  and  procedures  for  long-term
               maintenance   and  overhaul  of  the   Facilities'
               equipment.

                     D.    Plans  and  procedures  for  as-needed
               repairs and overhauls.

                     E.    Plans  and  procedures  for  emergency
               service and repairs as needed, twenty-four (24) hours a day, each day of the year. Such procedures will provide for expedited service and repairs; for the availability of Operator's management personnel, in connection with such services, on a twenty-four (24) hours a day, each day of the year basis; for notification of and expediting the availability of factory or service personnel when necessary repairs are beyond the capabilities of on-site personnel, and for the immediate notification of Owner of any emergency event or condition, of anticipated corrective actions to be taken and of anticipated service and repair times and cost consequences.

                     F.    Procedures for identifying,  acquiring
               and maintaining required spare parts to ensure that the Facilities has an adequate inventory of spare parts, in accordance with Section 2.05 of this Agreement including a critical spare parts analysis which will identify key parts that may require over-stocking for the purpose of increased plant availability.

                    G. Procedures for notice to and approval by Owner of any alterations or capital improvements to the Facilities, so that no alterations or capital improvements to the Facilities will be made without the written consent of Owner.

     Operator will, without limitation, provide in such plans and procedures for visual, mechanical or instrumental inspection as necessary in order to provide early detection of required adjustments, repairs or replacements so that required adjustments, repairs or replacements can be scheduled with minimum interference to the Facilities operations insofar as possible. Such procedures will be consistent with applicable manufacturer's recommendations, will provide for the services of factory representatives and/or outside consultants where appropriate and will provide for orderly shutdowns and minimum interference with operations. Such procedures will be reviewed as required and in no event less frequently than annually with a copy of the review provided to Owner. No alterations to the Facilities shall, in any event, be made without the prior written approval of Owner.

      2.11 Records. Operator shall keep and maintain maintenance and operation records for the Facilities and for the equipment therein. Such records shall satisfy the requirements set forth in the Power Agreement and Lenders' requirements under Loan Documents and shall include, without limitation: the logging of daily exception reports; daily Operator's logs; a record of all maintenance and repairs performed; copies of all plans and procedures developed pursuant to Section 2.10 above or otherwise; emissions and compliance reports; equipment and instrument calibration records; fuel consumption records; and electricity production, consumption and delivery records. All records shall be made available for examination by Owner, the Utility (where required by the Power Agreement) or Lender (where required by the Loan Documents) during normal working hours.

      2.12 Reports. Operator shall prepare and furnish a monthly operations report within ten (10) business days following the close of each calendar month, including the following:

                     A.    A  review of operations for the  prior
               month (fuel consumption, electricity and steam production, consumption and deliveries).

                     B. Identification of significant exceptions to the normal status of equipment.

                     C.   Identification of all major repairs  or
               alterations made to equipment during the prior month.

                     D.    Identification  and  explanation   of
               significant performance deviations from the prior month or from anticipated performance.

                     E.     Identification  of  maintenance  and
               shutdowns  planned for the succeeding twelve  (12)
               months.

                     F.     Any  significant  personnel   issues
               including hiring, disciplinary action or lost time due to injuries.

           G. Such other matters as may be reasonably requested by Owner in writing.

     Operator shall also provide all notices and reports required in connection with the operation and maintenance of the
Facilities by applicable permits, laws and regulations and the Power Agreement and Loan Documents relating to the Facilities within the times required. Owner shall be responsible, pursuant to Section 3.10C., for providing those documents which identify all required notices relating to the operation and maintenance of equipment contained in the Facilities that are required by this
Section 2.12 and Operator will cooperate with Owner in the identification and obtaining of all such documents.

       2.13 Governmental, Regulatory, Utility and Safety Requirements. Operator shall operate and maintain the Facilities in compliance with all applicable laws, permits, approvals, ordinances, rules, regulations and orders of central, provincial, city, county and local governmental authorities. Operator shall also comply with all safety and other rules and regulations reasonably established in writing by Owner with respect to the Facilities and with all safety and other rules and regulations established by the Utility with respect to interconnection delivery facilities and with respect to property owned by or leased from the Utility. In the event that such requirements change during the term of the Agreement, and such changes require additional costs of Operator, these additional costs shall be mutually determined by Owner and Operator and reimbursed to Operator by Owner as Reimbursable Costs. In the event such changes require alteration to the Facilities, Owner shall be responsible for the costs of such alterations.

      2.14 Liens And Encumbrances. Operator shall keep all real property and all personal property and equipment associated with or part of the Facilities free and clear of all liens and encumbrances caused by an action or failure to act by Operator or any of its consultants, suppliers or subcontractors in the performance of its obligations under this Agreement, including, without limitation, failure by Operator to pay, when due, any bill or charge for labor or services performed or materials or equipment furnished for use in connection with this Agreement. Contractor shall immediately notify Owner in writing of any such liens or encumbrances. Nothing herein contained shall require Operator to pay any claims for labor, materials or services which Operator, in good faith disputes and which Operator, at its own expense, is currently and diligently contesting; provided, however, that Operator shall, not later than thirty (30) days after notice of the filing of any claim of lien that is disputed or contested by Operator, post a surety bond sufficient to release said claim of lien in accordance with the relevant laws and approvals of the People's Republic of China or other relevant laws.

     2.15 Metering. Operator shall verify the accuracy of meters and devices used to measure the delivery of thermal energy as required, but in no event less frequently than quarterly. Operator shall verify the accuracy of meters and devices used to measure the delivery of electricity, coal, and water as required, but in no event less frequently than annually. Such verification is to be performed in a manner consistent with the requirements of the Power Agreement and the steam sales agreements, and other applicable regulations of the Utility.

     2.16 Waste. Operator shall not allow any hazardous or solid waste to accumulate on the Site in contravention of any applicable law, regulation or governmental permit or license, the Power Agreement, or any Loan Documents relating to the Facilities or otherwise to cause any impediment to operations and maintenance services to be performed or which may threaten the health or safety of persons present at the Facilities. Operator shall notify Owner immediately should any hazardous or solid waste problem arise and shall assist Owner to remedy such situation.

      2.17 Scope of Work. Operator shall perform, throughout the term of this Agreement, all services described in this Agreement.
Such services shall be performed and supplied in connection with, but not limited to, the following:

                      A.    Prior  to  and  until  such  time  as
               construction of the Facilities is commenced pursuant to funding from non-affiliated third party lenders to the Facilities, Operator will:

                              i.   Develop a written plan for the
                    conduct of its responsibilities under this Agreement and form, or be prepared to immediately form, a business entity appropriate for the conduct of its responsibilities under this Agreement and in accordance with a written business plan to be agreed to by the Owner;

                             ii.   Provide a preliminary review
                    and consult with Owner regarding all plant design specifications, paying particular attention to designs which affect the
                    Facilities operations and operability, and submit a written assessment thereof to Owner for its review;

                            iii.   Conduct   a   preliminary
                    assessment of the available local Chinese labor force which may be available to assist in the Facilities operations and report thereon to the Owner;

                             iv.  Develop preliminary standards,
                    qualifications, and position description criteria for key personnel and positions which it believes necessary to perform its duties under this Agreement;

                              v.    Develop and provide to Owner
                    its   plans  with  respect  to  all  training
                    required for all Chinese labor;

                             vi.  Prepare and deliver to Owner a
                    draft   organization  chart  for   the   full
                    staffing of the Facilities, thought to be required;

                            vii.  Develop  and  prepare   its
                    proposed preliminary, pre-commercial and post-
                    commercial   operating   budgets   for    the
                    Facilities and discuss all matters relating thereto for conclusion and acceptance by Owner;

                           viii.      Support Owner with  one
                    (1) trip to New York for a presentation to bond rating agencies and cooperate with and assist Owner on all matters, with information relating to Operator which may be reasonably required, within the scope of its work to be conducted pursuant to this Agreement, which may or does affect Owner's ability to obtain construction and permanent financing for the Facilities; and

                             ix.   In  the performance  of  the
                    services provided pursuant to this Section 2.17A., Operator may consult with and utilize Owner's advisors and consultants and information, for assistance in its preliminary legal and procedural analysis of the business structure required for the conduct of operations. The cost of the use of such outside consultants (whose use and scope of services shall be pre-approved by Owner) will be borne by Owner, except as required by Operator in the formation of Operator's business unit. Owner makes no representation or warranty to Operator with respect to the reliability or accuracy of all such information, or advice, and Operator shall make its own assessment and determination as to the reliability and accuracy thereof.

                      B.     Pre-Commercial  Operations   Period.
               Subsequent to the Facilities Funding Date and prior to the Commercial Operation Date (as defined in the Power Agreement), Operator will assist Owner in specifying and procuring tools, spare parts, chemicals, etc., and will provide operating personnel to assist in startup and testing of the Facilities under the direction and supervision of the EPC Contractor. These services will be performed by Operator in accordance with this Agreement and the schedules and budgets that are established by Operator and approved by Owner, and will include providing all management, administration, supervision and staffing functions required to mobilize and provide the personnel capable of assisting the EPC Contractor during startup and testing and also technically capable of operating the Facilities upon commencement of operations following the Commercial Operations Date. In addition, Operator shall monitor any services previously required to be provided, and amend or revise or update all information as required in order to maintain a current and correct account thereof; and perform the following generally described duties all in accordance with the terms of this Agreement:

                                i.     Administrative   Services.
                    Operator shall be responsible for all normal administrative and personnel related activities with respect to Operator's personnel, including benefits, bonuses, scheduling and overtime. In addition, Operator's administrative responsibilities shall include, but are not limited to, the following:

                                    (a)   The development of  the
                         Facilities safety procedures including, but not limited to, electrical lock-out/tag-out procedures, closed vessel entry procedures, hazardous materials control plan, spill prevention plan, fire prevention plan, etc.;

                                    (b)  All customary purchasing
                         activities   on-site,   including    the
                         purchase  of all consumables, chemicals,
                         spare   parts,  equipment,   tools   and
                         miscellaneous equipment needed prior  to
                         Commercial    Operations.     Purchasing
                         activities   shall   include,    without
                         limitation,     obtaining    competitive
                         quotes,  examinations, purchase document
                         control,  warranty  tracking,  receiving
                         and  inspection  and  invoice  approval.
                         Monthly  purchase  summaries  shall   be
                         provided  to  Owner within  twenty  (20)
                         days from the last day of each month;

                                   (c)  The development of an on-
                         site budget to provide for all customary
                         operation  and maintenance functions  in
                         accordance    with    Prudent    Utility
                         Practices including, among other things,
                         initial    spare   parts,   consumables,
                         maintenance overhauls, tools, equipment,
                         etc.  This budget shall be submitted  to
                         Owner   for   approval  prior   to   any
                         commitment of funds;

                                   (d)  The review and comment by
                         Operator's  management  and  supervisory
                         personnel  of  the startup  and  testing
                         activities    prior   to   and    during
                         performance   testing   by    the    EPC
                         Contractor, subject to Owner's ultimate responsibility for the results of such startup and testing activities;

                                   (e)  The review and comment by
                         Operator's  management  and  supervisory
                         personnel   of   all   mechanical    and
                         electrical one line drawings  to  assure
                         plant  operability  and  maintainability
                         concerns  are  addressed  by   the   EPC
                         Contractor, subject to Owner's  ultimate
                         responsibility   for   any   errors   or
                         omissions by the EPC Contractor;

                                   (f)  The review and comment by
                         Operator's management and supervisory personnel of the adequacy of vendor training programs and how these are scheduled to fit in with the Operator's overall training program;

                                   (g)    The  development   of
                         operating  procedures for all  customary
                         aspects  of  the plant's operations  and
                         maintenance, including but  not  limited
                         to:     day-to-day    operations     and
                         maintenance, dispatch protocol, delivery
                         and  receipt of fuels, water  treatment,
                         consumables  and  hazardous   materials,
                         etc.;

                                   (h)  Making reasonable efforts
                         to  promote the public relations of  the
                         Facilities   and   to   maintain    good
                         community relations including those with
                         the    city,   county   and   provincial
                         authorities,  customer  representatives,
                         lending   institution   personnel    and
                         approves site visitors;

                                   (i)   The  identifying   and
                         preparing of lists of recommended office equipment and furnishings to adequately perform administrative activities; and

                                   (j)  Providing Owner's on-site
                         plant  manager  and Owner's  engineering
                         representatives    with    as     needed
                         assistance   during  the   startup   and
                         testing of the Facilities.

                                ii.    Training.  Operator   will
                    provide training services in conjunction with those of the EPC Contractor which will fully familiarize its personnel and subcontractor personnel with all the Facilities systems operation and maintenance requirements based on Operator's assessment of available local Chinese labor skills. Such training will consist of, among other things, combined classroom instruction and field walk-downs for the operations and maintenance personnel, as well as any specialized training required for Chinese labor. These training sessions will be conducted prior to the commencement of startup activities on the plant so that Operator's staff can get hands-on experience during the startup, check-out and commissioning and testing of the Facilities' systems. Each session should be based on the operating and maintenance data and information contained in the Plant Manual(s) to be prepared by the EPC Contractor's staff. The Plant Manual(s) will be made available to Operator on a schedule that will support the development of a training program prior to startup.

A preliminary list of systems expected to be covered in such materials is presented below:

Ash Handling & Disposal      HVAC
Chemical Feed                Lighting
Circulating Water            Main Steam
Coal Handling                Plant Drains
Compressed Air               Plant Water
Condensate                   Storage & Sample System
                             Transfer
Cooling Water                Steam Generator
DCS/Controls                 Steam   Turbine   &
                             Auxiliaries
Feedwater                    UPS
Fire Protection              Water Treatment
Fuel Oil                     110 kV System
Fuel                         Unloading, Handling  & 125 Vdc
                             Preparation
Heat Trace

                              iii. Operating Services. Operator's
                    operating  responsibilities  prior   to   the
                    Commercial Operation Date will include, but are not limited to, the following:

                                          (a)   The  hiring   and
                         mobilization on-site in a timely  manner
                         of  qualified and competent  (expatriate
                         or local) plant management, supervision,
                         operations  and  maintenance   personnel
                         ready to be trained;

                                          (b)   Providing  trained
                         operations and maintenance personnel  to
                         assist  in  startup and testing  of  the
                         Facilities   under  the  direction   and
                         supervision of the EPC Contractor; and

                                          (c)  The development and
                         preparation  of  lists  of  consumables,
                         expendables  and  other  materials   and
                         supplies necessary to operate the plant.

                                 iv.     Maintenance    Services.
                    Operator's maintenance responsibilities prior to the Commercial Operation Date shall include, but are not limited to, the following:

                                         (a)  The development and
                         implementation  of  an  Owner   approved
                         maintenance    management    information
                         system (MMIS) in time to support the commencement of system hand-over (in some cases, this may occur prior to Final Acceptance);

                                         (b)   The developing  of
                         initial short- and long-term maintenance plans for the Facilities in accordance with manufacturer requirements prior to the Commercial Operation Date;

                                         (c)  The preparation  of
                         lists   of   recommended   spare   parts
                         required   to  adequately  operate   and
                         maintain the Facilities in a reliable manner to meet the requirements of the Power Agreement after the Commercial Operation Date;

                                         (d)  The setting up  and
                         organizing   of  an  inventory   control
                         system which is coupled to the MMIS prior to the Commercial Operation Date; and

                                         (e)    The  organizing,
                         stocking  and  management of  the  plant
                         spare   parts,  consumables,  and  tools
                         inventory.

                    C. Commercial Operations Period. After the Commercial Operation Date, Operator will have complete on-site responsibility for the operations and the maintenance of the Facilities. This includes providing all (expatriate or local) plant management, administration, supervision and staffing functions and activities as are necessary. This responsibility will include the procurement of materials, supplies, consumables and outside services, as per approved budget.

                          The  scope  of services and  activities
               required    from    Operator   to    meet    these
               responsibilities include, but are not limited to, those described in the following sections.

                                 i.      Operational    Services.
                    Operator's    operations   and    maintenance
                    responsibilities shall include, but are not limited to, the following:

                                    (a)   The continued providing
                         and training of sufficient qualified and
                         competent   personnel  to  operate   and
                         maintain the Facilities;

                                    (b)   Operational  activities
                         necessary to produce and supply reliable electrical energy to the customer in accordance with the Power Agreement;

                                    (c)   Operational  activities
                         necessary  for  the  supply  of  thermal
                         energy   to   the   thermal   hosts   in
                         accordance   with  the  thermal   energy
                         supply agreement during those hours when electrical power is generated;

                                    (d)  The Facilities operation
                         in  compliance  with  all  environmental
                         regulations   and   updates,   including
                         noise,   water   intake,   waste   water
                         discharge, ash and solids disposal,  and
                         air   emissions  permits.   This   shall
                         include the timely submittal of periodic reports as required by the permits;

                                    (e)   Fuel  control including
                         sampling, testing, unloading, storage and accounting;

                                    (f)   The control of  minimal
                         waste    water   discharge   from    the
                         Facilities; and

                                    (g)   The  safe  and  secure
                         storage   and  control  of  all   gases,
                         chemicals,  lubricants  and  any   other
                         hazardous or perishable consumables.

                                 ii.     Maintenance    Services.
                    Operator shall preserve the Facilities in good mechanical, electrical and operating repair and condition in accordance with Prudent Utility Practices. Operator's maintenance responsibilities shall also include, but are not limited to, the following:

                                    (a)    Providing  continuous
                         updates  to  the previously  implemented
                         MMIS   including   the   generation   of
                         comprehensive  monthly  reports  on  all
                         preventive,  planned,  and/or   deferred
                         work   orders   associated   with    the
                         Facilities;

                                    (b)  Developing short-term and
                         long-term  maintenance  plans  for   the
                         Facilities     in    accordance     with
                         manufacturer's requirements and prudent practices;

                                    (c)  The Facilities upkeep and
                         maintenance,    including   landscaping,
                         roadways,    buildings,   and    rubbish
                         collection; and

                                    (d)   The management  of  the
                         spare parts and tool inventory including
                         a   monthly   activity  summary.    This
                         responsibility shall include performing an annual, audited, physical count of all items retained on-site.

                                iii.   Administrative   Services.
                    Operator shall be responsible for all normal administrative and personnel related activities relating to its employees, including benefits, bonuses, scheduling and overtime.

In   addition,   Operator's responsibilities shall include, but  are  not
limited to, the following:

                                     (a)    The  safety  of   all
                         personnel   and   equipment    at    the
                         Facilities.  This  responsibility  shall
                         include  compliance with all ordinances,
                         regulations,  and  local   or   national
                         legislation;

                                     (b)  The physical security of
                         the   Facilities   and  its   equipment,
                         inventory, and personnel;

                                     (c)   The efficient operation
                         of the Facilities to maximize useful life of equipment, to avoid excessive fuel consumption, to minimize downtime for repairs and forced outages within the constraints of the Power Agreement and thermal energy agreements;

                                     (d)  The coordination of fuel
                         requirements for the Facilities with the fuel supplier in accordance with the fuel supply contract;

                                     (e)  All purchasing activities
                         on-site, including the purchase  of  all
                         consumables,  chemicals,  spare   parts,
                         equipment,  equipment  repairs,  outside
                         Operator   services  and  approved   the
                         Facilities   modifications.   Purchasing
                         activities   shall   include   obtaining
                         competitive     quotes,     examination,
                         purchase  document control,  expediting,
                         receiving,   inspection   and    invoice
                         approval.   Monthly  purchase   activity
                         summaries will be required;

                                     (f)  The development of an on-
                         site   annual  budget  with  regard   to
                         purchased     parts,    services     and
                         administration  cost  for  approval   by
                         Owner at least two (2) months prior to the budget year in question;

                                     (g)   The  development   of,
                         revisions   to,   and   management    of
                         emergency  systems  and  procedures   in
                         accordance with all Power Agreements and local and national regulations;

                                     (h)  To use reasonable efforts
                         to     promote    mutually    beneficial
                         relationships       with        customer
                         representatives, thermal hosts, and fuel suppliers;

                                     (i)  To use reasonable efforts
                         to  promote public relations relating to
                         the  Facilities  and  to  maintain  good
                         community relations including those with
                         the    city,   county   and   provincial
                         authorities, and neighbors;

                                     (j)  Support of the Owner  in
                         the  timely  update,  re-application  or
                         renewal   of   all   environmental    or
                         operating permits that pertain directly to the operation of the Facilities; and

                                     (k)   The development  of  an
                         annual  capital  improvement  plan  with
                         draft    plans   and   proposed   budget
                         implications.

                     D.    Preparation of the Facilities for  the
               Commercial   Operation  Date  including,   without
               limitation, the following:

                               i.    Review engineering drawings;
                    provided however, such review shall not  give
                    Operator any responsibility for the design of the Facilities;

                               ii.   Participate  with  Owner  in
                    design review meetings, in construction reviews, in the development of training programs and in development of the Facilities checkout and startup procedures; and

                               iii.  Provide and train  qualified
                    Operator personnel.

                    E. Testing and acceptance of the Facilities from the EPC Contractor including: (i) review of turnover packages, (ii) system walk-downs; and
               (iii) assistance in developing punchlists.

                     F.    Testing of the Facilities required  by
               the Power Agreement. Operator shall provide trained and qualified operating personnel to assist in the startup and testing of the Facilities under the direction and supervision of the EPC Contractor prior to the Commercial Operation Date of the Facilities.

                     G.   Startup of the Facilities in connection
               with each dispatch from the Utility.

                      H.     Management  and  provision  of   all
               activities required for the Facilities support and operation, under the direction of Owner's Representative, including but not limited to: community interface, fuel scheduling, and management of other contracts and services necessary to support the Facilities.

                      I.   Operation of the Facilities.

                      J.     Management  of  all  operation   and
               maintenance requirements of the Facilities.

                      K.   Maintenance of the Facilities.

                      L.    Furnishing electrical  energy  to  the
               Utility, together with the maintenance schedules and other records required by the Utility under the Power Agreement.

                      M. Providing home office support activities for the Facilities including but not limited to those of Exhibit B.

                      N.    Assist Owner in obtaining and renewing
               the necessary permits and licenses of Section 3.05 when requested by Owner.

                      O.    Submit a desired schedule of Scheduled
               Outages as defined herein (including the duration of each outage) to Owner at least four (4) weeks before Owner is required to supply same to the Utility.

                      P.   Cooperate with the Utility and Owner in
               scheduling    and   performing    all    scheduled
               maintenance outages, routine maintenance and major
               overhaul   outages  in  accordance  with   Owner's
               obligations under the Power Agreement or as set forth in any Loan Documents.

                      Q. Preparation and submission to Owner, for Owner's approval, of an Annual Budget for the Facilities, at least ninety (90) days before the beginning of each calendar year. Such budget shall
               be   consistent  with  the  requirements  of  this
               Agreement and meet the requirements of the Power Agreement or any Loan Documents.

                      R. Provide sufficient training to operating and maintenance personnel to assure that their capabilities and qualifications are maintained.

                      S. Cooperate with the Utility in scheduling and performing all testing required under the Power Agreement.

                      T.    Provide  all  other  maintenance  and
               operations   services  necessary  to   the   safe,
               efficient   and   reliable   operation   of    the
               Facilities.


                           SECTION III
                 SERVICES TO BE PERFORMED BY OWNER

      From and after the Commencement Date, Owner shall be responsible for the following:

      3.01 Owner's Representative. Owner shall provide a full-time Owner's Representative to administer Owner's responsibilities under this Agreement, to monitor the operation of the Facilities, and to provide direction on economic and financial matters associated with all its responsibilities hereunder.

      3.02  Office Space, Equipment, and Administrative Services.
Owner    shall   provide   office   and   administrative   space,
administrative  services  and  equipment  for  Operator  at   the
Facilities.

      3.03 Tools, Spare Parts, Equipment and Consumables. Owner will:

                     A.   Provide written approval or give timely
               objections to the lists of tools, spare parts, Equipment, and Consumables identified by Operator pursuant to Section II.

                     B.    Pay  for approved supplies  of  tools,
               spare parts, equipment, Consumables, and purchased parts, labor and services and Reimbursable Costs required by Operator to perform its responsibilities under this Agreement, and as provided for in this Agreement.

      3.04  Utilities.   Owner  will  provide  and  pay  for  all
utilities.

      3.05 Permits And Licenses. Owner will obtain necessary permits and licenses, except those which are issued in the name of Operator or that Operator is required to obtain under Section
II above.

       3.06  Staffing  Schedules.   Owner  will  provide  written
approval or give timely objections for its obligation to give staffing schedule approval required in Section 2.02.

      3.07 Manuals. Consistent with the needs of Operator for such material to perform its obligations under this Agreement, Owner shall deliver, or cause to be delivered to Operator, copies of operating and maintenance manuals for all equipment installed in the Facilities and any and all additional documents received from the EPC Contractor under the EPC Contract including, but not limited to, as-built drawings of the Facilities, record books, vendor manuals and operations and maintenance manuals.

      3.08 Training. Owner shall cause the EPC Contractor to provide training to the employees of Operator in the startup and operation of the Facilities and any and all related machinery and equipment to the extent set forth in Section 3.02 of the EPC Contract provided Operator has made such employees available to the EPC Contractor as provided in Section II.

      3.9 Payments. Owner shall make payments to Operator in accordance with Sections IV and V of this Agreement.

     3.10 Other Responsibilities.  Owner will:

                     A.    Provide and pay for all fuel  required
               throughout the term of this Agreement.

                     B.    Pay or reimburse Operator all property
               or other taxes (including, but not limited to, any business tax or VAT taxes) related to the Facilities or its activities and operations but not income taxes of Operator.

                     C.    Provide all necessary documents in its
               possession, that Operator needs to perform its obligations relating to the operation and maintenance of equipment contained in the Facilities under this Agreement. Owner and Operator shall consult with each other to determine the obligations under such documents for which Operator is responsible.

      3.11 Owner shall, at all times, conform to all laws, ordinances, rules and regulations applicable to it.

      3.12 Owner has a responsibility to identify and provide Operator with all relevant provisions in the Power Agreement and the Loan Documents and any amendments thereto in a timely manner. To the extent that Owner does not notify Operator of such amendments, Operator is not liable for compliance with such amendments. Owner agrees to consult with Operator in the event that such changes to the Loan Documents or Power Agreements is contemplated.


                           SECTION IV
                          COMPENSATION

      4.01 Owner shall pay for services provided by Operator during all periods of service provided under this Agreement as follows:

                      A.     Operations  and  Maintenance  Costs.
               Operator will manage and control operations and maintenance costs according to a predetermined budget that has been accepted by and developed in conjunction with the Owner. All operations and maintenance expenses will be administered by Operator and paid by Owner in local currency or paid as a Reimbursable Cost.

                     B.    Local  Labor  Costs.   Operator  shall
               contract with one or more Chinese contractors to supply suitable operations and maintenance personnel for the Facilities. All labor contract expenses shall be administered by Operator and paid by Owner in local currency. In the event the Parties determine that it may be appropriate or desirable for Operator to direct-hire labor personnel, the Parties will mutually agree upon the compensation terms to apply to such direct-hired labor.

                     C.   Operator's US Labor Costs (work in US).
               All Operator's United States labor (those employed and paid by Operator) charges will be billed in US dollars to Operator at a fixed multiplier of 2.1 on the hourly rate for work performed while in the United States. Travel and living expenses which have been pre-approved by Owner and Operator in accordance with an approved budget, will be billed in US dollars at actual cost with no markup in accordance with Operator's standard travel policies. Expenses associated with the work performed will be billed at cost with no markup. Payments by Owner to Operator for such labor shall be in US currency.

                     D.   Operator's US Labor Costs (work outside
               of US). All Operator's United States labor (those employed and paid by Operator for work performed outside the US) will be billed in US dollars to Owner at a fixed multiplier of 2.1 on the hourly rate, plus an additional amount sufficient to cover any duties, taxes, incentives and other labor-related fees assessed on the income of foreign nationals (which will be passed along by Operator to its employees), for pre-approved work performed hereunder outside of the United States. Expenses associated with pre-approved work performed will be billed at cost. Travel and living expenses will be billed in US dollars at actual cost with no markup in accordance with Operator's standard travel policies. Payments by Owner to Operator for such labor shall be in US currency.

                      E.     Expatriate  Contract  Labor   Costs.
               Expatriate contract labor costs will be treated as normal operations and maintenance expenses (summarized in 4.01A. above) and will be billed through to Owner at actual cost with no markup, but with an increase sufficient to cover any duties, taxes, incentives and other labor-related fees assessed on the income of such expatriate contract laborers for payment by Operator to such laborers. Payments by Owner to Operator for such labor shall be in U.S. or Chinese currency as directed by Operator.

      All labor costs (items A., B., C. and E. above) will be tracked against a budget approved by Owner.

                      F.     Plant   General  and  Administrative
               Expenses. Plant site General and Administrative (G&A) costs will be managed and controlled according to a predetermined budget that has been accepted by Owner. All G&A costs associated with plant operations will be administered by Operator and paid for by Owner in local currency.

                     G.    Operating  Fee.  In  addition  to  the
               expense reimbursements provided for above, an annual Operating Fee of Five Hundred Thousand and No/100 Dollars ($500,000 US dollars) will be paid to Operator in equal monthly installments beginning with the establishment of Commercial Operations to operate and maintain the Facilities. For the first calendar month, the monthly installment of the Operating Fee shall be prorated based on the number of days of the month after the Commercial Operations Date. The Operating Fee and all dollar amounts indicated in Section 4.01H.vi., vii., and viii. shall be adjusted annually commencing on the first day of each year subsequent to January 1, 1997, by the change in index values of the (i) immediately preceding month of December; and (ii) the next immediately preceding month of December, as specified in the Consumer Price Index for All Urban Consumers, U.S. City Average, Table 1, in the row titled "Services" under the column heading "Unadjusted percent change to..." as published in CPI Detailed Report for the immediately preceding December.


                     H.   Contract Price Adjustments.

                                i.     Peak  Hour  Output   Price
                    Adjustment. Subsequent to the Commercial Operations Date, Operator's monthly installment of the annual Operating Fee, described in Section 4.01G., will be adjusted based on the facility energy output during Peak Hours (Peak Hours shall mean the eight
                    (8) hour period during each day designated as "Peak Hours" by the Utility) as follows:

                                         (a)   For each Peak Hour
                         period   during  each   day   that   the
                         Facilities  exceed 760,000  kWh  of  net
                         energy production, Operator will receive
                         an  increase  in the monthly installment
                         of   the   annual   Operating   Fee   of
                         $0.010/kWh  for each kWh  above  760,000
                         kWh of net energy production during the Peak Hour period for that day.

                                         (b)   For each Peak Hour
                         period   during  each   day   that   the
                         Facilities  produces less  than  800,000
                         kWh    of   gross   energy   production,
                         Operator's  monthly installment  of  the
                         annual  Operating Fee will be  decreased
                         by $0.050/kWh for each kWh below 800,000
                         kWh  of  gross energy production  during
                         the Peak Hour period for that day.  This
                         provision  (b) does not apply for  times
                         when  either  unit  is  in  a  Scheduled
                         Outage, is not dispatched by the Utility
                         or  is unable to produce electric energy
                         due  to a Force Majeure condition of the
                         Facilities or the Utility. In the  event
                         of   a   forced  outage  which  may   be
                         extended, the second (2nd) day of the outage will be treated as a Scheduled Outage.

                               ii.   Non-Peak Hour  Output  Price
                    Adjustment. Subsequent to the Commercial Operations Date, Operator's monthly installment of the annual Operating Fee, described in Section 4.01G., will be adjusted based on the Facilities energy output during Non-Peak Hours (Non-Peak Hours shall mean the eight (8) hour period during each day
                    designated   as  "Non-Peak  Hours"   by   the
                    Utility") as follows:

                                         (a)   For  each Non-Peak
                         Hour  period  during each day  that  the
                         Facilities exceeds 504,000 kWh of  gross
                         energy  production  but  is  less   than
                         560,000  kWh, Operator will  receive  an
                         increase  in the monthly installment  of
                         the  annual  Operating Fee of $0.010/kWh
                         for  each kWh of energy production above
                         504,000  kWh up to a maximum  of  16,000
                         kWh of gross energy production during the Non-Peak Hour period for that day.

                                         (b)   For  each Non-Peak
                         Hour  period  during each day  that  the
                         Facilities exceeds 560,000 kWh of  gross
                         energy   production,  Operator   monthly
                         installment of the annual Operating  Fee
                         will be decreased by $0.010/kWh for each
                         kWh  above  560,000 kWh of gross  energy
                         production  during  the  Non-Peak   Hour
                         period for that day.

                                iii.  Trough  Hour  Output  Price
                    Adjustment. Subsequent to the Commercial Operation Date, Operator's monthly installment of the annual Operating Fee, described in Section 4.01G., will be adjusted based on the Facilities energy output during Trough Hours as follows, (Trough Hour shall mean the eight (8) hour period during each day designated as "Trough Hours" by the Utility):

                                        (a)  For each Trough Hour
                         period   during  each   day   that   the
                         Facilities exceeds 464,000 kWh of  gross
                         energy  production  but  is  less   than
                         480,000  kWh, Operator will  receive  an
                         increase  in the monthly installment  of
                         the  annual  Operating Fee of $0.010/kWh
                         for  each kWh of energy production above
                         464,000  kWh up to a maximum  of  16,000
                         kWh of gross energy production during the Trough Hour period for that day.

                                        (b)  For each Trough Hour
                         period   during  each   day   that   the
                         Facilities exceeds 480,000 kWh of gross energy production, Operator's monthly installment of the annual Operating Fee will be decreased by $0.050/kWh for each kWh above 480,000 kWh of gross energy production during the Trough Hour period for that day.

                               iv.   Heat  Rate Price Adjustment.
                    The Heat Rate Adjustment will be based on the Base Heat Rate which shall be equal to 1.035 times the Heat Rate (including process steam) of the final Facilities test conducted by the EPC Contractor averaged at 60MW, 65MW and full output of the Facilities. Subsequent to the Commercial Operations Date, Operator's monthly installment of the annual Operating Fee, described in Section 4.01G., will be adjusted based on the Facilities' monthly Heat Rate as follows:

                                         (a)  For each month that
                         the   Facilities'  average   Heat   Rate
                         (including process steam) is  less  than
                         Base Heat Rate, Operator will receive an
                         increase  in the monthly installment  of
                         the  annual  Operating Fee of $0.003/kWh
                         times  the net energy produced  for  the
                         month   in   kWh  times  the  difference
                         between the Base Heat Rate and the actual Heat Rate in Btu/kWh the quantity divided by the Base Heat Rate.

                                         (b)  For each month that
                         the   Facilities'  average   Heat   Rate
                         (including  process  steam)  is  greater
                         than   the  Base  Heat  Rate  plus   400
                         Btu/kWh,   Operator  will   receive   an
                         decrease  in the monthly installment  of
                         the  annual  Operating Fee of $0.003/kWh
                         times  the net energy produced  for  the
                         month   in   kWh  times  the  difference
                         between  the actual Heat Rate (including
                         process  steam) in Btu/kWh and the  Base
                         Heat  Rate plus 400 Btu/kWh the quantity
                         divided  by the Base Heat Rate plus  400
                         Btu/kWh.

                               v.   Outage Maintenance Days Price
                    Adjustment. Starting with the second October 31 after the Commercial Operations Date, Operator's December monthly installment of the annual Operating Fee, described in
                    Section 4.01G., will be adjusted based on the Outage Days used by the Operator in the preceding Annual Outage Period as follows:

                                         (a)   For each day  that
                         each  unit's  Outage Days is  less  than
                         fifty-five  (55) days in  the  preceding
                         twelve   month  Annual  Outage   Period,
                         Operator will receive an increase in the
                         December  monthly  installment  of   the
                         annual Operating Fee of [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.

                                         (b)   For each day  that
                         each  unit's Outage Days is greater than
                         fifty-five  (55) days in  the  preceding
                         twelve   month  Annual  Outage   Period,
                         Operator will receive a decrease in  the
                         December  monthly  installment  of   the
                         annual Operating Fee of [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.

For the period from Commercial Operation Date to the first October
31,  the base Outage Days of fifty-five (55) days  for determining the adjustments of the provisions 4.01H.v.(a) and 4.01H.v.(b) above shall be adjusted based on [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.
The   Price Adjustment  Fee  arrangement  as   noted
in 4.01H.v.(a)  and 4.01H.v.(b) above  shall  be calculated at [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.

                              vi.  Environmental Compliance Price
                    Adjustments. Subsequent to the Commercial Operations Date, Operator's monthly installment of the annual Operating Fee, described in Section 4.01G., will be adjusted based on the Operator's compliance with applicable regulations and permits as follows:

                                         (a)   Operator's monthly
                         installment of the annual Operating Fee will be increased by [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.
				 based on the compliance of the Facilities' operations with all applicable regulations and permits.

                                         (b)   Operator's monthly
                         installment of the annual Operating Fee will be decreased by [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.
				 based on violation  of any applicable
				 regulations or permits due to the fault
				 of the Operator.

                                vii.   Personnel   Safety   Price
                    Adjustments. Subsequent to the Commercial Operation Date, Operator's monthly installment of the annual Operating Fee, described in Section 4.01G., will be adjusted based on the following:

                                         (a)   Operator's monthly
                         installment of the annual Operating Fee will be increased by [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.
				 based on no Lost Work Days on-site for that month.

                                         (b)   Operator's monthly
                         installment of the annual Operating Fee will be decreased by [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.
				 based on any Lost Work Days on-site for that month.

                               viii.     Management Effectiveness
                    and   Plant   Appearance,  Price  Adjustment.
                    Subsequent to the Commercial Operation  Date,
                    Operator's monthly installment of the  annual
                    Operating Fee, described in Section 4.01G., may be increased by up to [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.
			  per month based on the Owner's subjective assessment of Operator's management effectiveness and the overall housekeeping and general appearance of the Facilities.

          I.   Contract Price Adjustment Limitations

                                i.    Should  the  total  monthly
                    contract price adjustments of Section 4.02H. exceed Operator's monthly installment of the Operating Fee, described in Section 4.01G., the amount of such price adjustments in excess of the Operating Fee installment shall be carried forward to the next month for adjustment of that next month's installment of the Operating Fee.

                               ii.   Annually, starting with  the
                    first  full twelve (12) calendar month Annual
                    Outage Period, should the total of the twelve
                    (12) months of contract price adjustments  of
                    Section  4.02H.  result in a  total  negative
                    amount of more than [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.
		 	  Owner shall credit Operator on the next invoice payment with the difference between [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.
			  and the total negative amount, such that Operator's maximum exposure for negative
		        adjustments shall not exceed  [***]
				 FILED SEPARATELY WITH THE COMMISSION
 				 PURSUANT TO A REQUEST FOR CONFIDENTIAL
				 TREATMENT.

                                iii.   Should  the  period   from
                    Commercial Operation Date to the first October 31 date be less than three hundred sixty-five (365) days, the adjustments limitations of Section 4.01I.ii. above shall be prorated based on the number of days between the Commercial Operation Date and October 31 divided by three hundred sixty-five (365) days.

      4.02 Operator Procurement to Owner's Account. Operator may procure those items and services which are considered Reimbursable Costs and are included in the Approved Budget by issuing purchase orders to be paid directly by Owner on Owner's purchasing and requisition forms. Operator shall supply a confirming copy of the purchase order to Owner. For purchase orders in excess of the equivalent of One Thousand and No/100 Dollars (US$1,000) or for any items not in the Approved Budget, Operator is required to receive written authorization from Owner's Representative prior to issuing purchase orders to be paid directly by Owner on Owner's purchasing and requisition forms.

     4.03 Special Compensation Structure Prior to the Facilities'
Commercial Operation Date. Notwithstanding the provisions for compensation enumerated above:

                     A.    Prior to the Facilities Funding  Date.
               The   special  provisions  for  compensation  from
               execution  of this Agreement until the  Facilities
               Funding Date are as follows:

                              i.   No Operating Fee will apply;

                             ii.  Costs of Operator setting  up
                    its corporate entity to operate in China will be borne by Operator;

                            iii.   Travel  and  labor   costs
                    associated  with  Operator's  first  trip  to
                    China   (regardless  of   mission   or   work
                    accomplishment) will be borne by Operator;

                             iv.   Operator  will  perform  the
                    workscope shown in Section 2.17A. at no cost to Owner, other than: (i) pre-approved fees and costs of Owner's consultants and other resources incurred in connection with the Facilities related services performed by Operator, as provided for above; and (ii) in connection with services rendered pursuant to Sections 2.17A.iv. and v (for which Operator and Owner will agree to a reasonable compensation structure, prior to Operator providing such work); and

                               v.   All Operator's billings during
                    this   period  will  be  held  and  will   be
                    submitted for payment after the Facilities Funding Date or six (6) months, whichever comes first. Operator will submit to Owner monthly statements showing current billings with totals accrued. No interest will accrue on the billings.

                     B.    Pre-commercial Operations Period.  The
               special provisions for compensation subsequent to the Facilities Funding Date and prior to the Commercial Operation Date, are as follows:

                                i.    All  expenses  specifically
                    associated with setting up the Operator's subsidiary in the People's Republic of China will be to the account of Operator;

                               ii.    In  lieu  of  the   annual
                    Operating Fee applicable pursuant to Section 4.01G., during this period of time will be Two Hundred Fifty Thousand and No/100 Dollars (US$250,000) per annum payable in monthly installments of Twenty Thousand Eight Hundred Thirty Three and No/100 Dollars ($20,833) starting with the Commencement Date; and

                              iii. Operator will also be eligible
                    for a Startup Bonus payment of Five Hundred Thousand and No/100 Dollars (US$500,000) at the end of the Pre-Commercial Operations Period. The Startup Bonus will be based upon mutually agreed-upon criteria that measure the Facilities' success during this period including, but not limited to, achieving critical path elements such as hiring, training, sparing, or other program setup milestones within the direct control of Operator; and

                               iv.  Operator's labor (in-country,
                    expatriate and contract), travel and other expenses will be reimbursed by Owner in the same manner as during the Commercial Operating Period.

      4.04 Taxes. Owner shall pay or reimburse all taxes or duties arising from this Agreement, other than tax on Operator's income, as provided in Section 3.10B. If the People's Republic of China "deem" a profit to Operator based upon payments relating to this Agreement in an amount in excess of the Operating Fee, as adjusted pursuant to Section 4.01H., the deemed profit tax payable by Operator on that excess amount shall be a Reimbursable Cost. Operator shall use its best efforts to minimize the amount of any such "deemed" profit.

      4.05 Invoicing. Operator will invoice monthly for all Reimbursable Costs and Fees payable under this Agreement. Operator shall include in its invoice the Operating Fee and the anticipated Reimbursable Costs payable under Sections 4.01C. and 4.01D., for the month following the invoice submission. With respect to other Reimbursable Costs and any Contract Price Adjustments pursuant to Section 4.01H., Operator's invoice shall include amounts payable from the preceding month. On a quarterly basis, Operator and Owner will reconcile actual Reimbursable Costs under Sections 4.01C. and 4.01D. with the projected amounts which have been paid hereunder, and Operator's next invoice following such reconciliation will be adjusted accordingly.


                            SECTION V
                             PAYMENT

      5.01 Payment of Monthly Compensation. The payment required by Section IV, will be made on a calendar month basis. Operator shall submit its invoices by the fifth day of the month. Owner shall pay the amount due to Operator on or before the thirtieth
(30th) day following the date the invoice is received by Owner, provided that invoices are submitted in a timely manner to allow payment in the applicable month in accordance with applicable loan requirements. Invoices not timely submitted shall be paid within sixty (60) days. Operator shall submit its billing together with copies of supporting invoices, vouchers, receipts, and such other evidence of payment as Owner shall require.

      5.02 Payment Of Termination Payments. Owner shall pay the amount due pursuant to Section 7.02 to Operator on or before the thirtieth (30th) day following the date the invoice for such amount is received by Owner. Operator shall submit its billing together with copies of supporting invoices, vouchers, receipts, and such other evidence of payment as Owner shall require.

     5.03 Payment Disputes. In the event of a dispute or question regarding any invoice submitted by Operator, (i) all amounts not disputed or in question shall be promptly paid as and when required by Section 5.01 above, (ii) an explanation of the dispute shall be promptly transmitted by Owner to Operator, (iii) Owner and Operator shall immediately seek to resolve the dispute or question, and (iv) payment shall be made within ten (10) days of any remaining amount due when the dispute is resolved.

     5.04 Audit Rights. Owner shall have the right to audit Operator's books and records to verify that all reimbursable costs are properly charged to Owner. No audit rights extend to the makeup of lump sum amounts, unit rates, fixed percentages or multipliers as may be agreed upon between Owner and Operator.

     5.05 Interest. If Owner should fail to pay Operator the amounts due and payable hereunder, except to the extent such amounts may be in dispute, such delinquent payments shall bear interest at an annual rate equal to one and twenty-five hundredths (1.25) times the prime interest rate then currently charged by the Chase Manhattan Bank in New York, New York prorated for the period of arrears, but in no event shall such rate exceed the maximum legal rate allowed by applicable usury laws. Payment of interest shall not excuse or cure any default or delay in payment of amounts due.

                                  SECTION VI
                                     TERM

     6.01 Term. This Agreement shall become effective as of the date of execution of this Agreement, and shall continue in effect thereafter until the tenth (10th) anniversary of the date of Commercial Operations unless otherwise terminated as provided in this Agreement.

     6.02 Extension of Term. Owner and Operator may elect to extend such term for two additional periods of five (5) years each. Any extension of the term of this Agreement will be affected by mutual written agreement between the parties after having given notice of the desire to so extend at least sixty
(60) days prior to the end of the then effective term. All of the terms and conditions of this Agreement which are not modified or changed in any such written agreement shall remain in full force and effect throughout any such extended term.

                                 SECTION VII
                                 TERMINATION

     7.01 Termination By Owner Without Cause. Owner shall have the right to terminate this Agreement upon any termination of the Power Agreement. Any Lender to the Facilities shall have the right to terminate this Agreement for convenience should it declare an "Event of Default" under the Loan Documents after any cure period or other ability of Owner or any other party to cure any such default. In addition, Owner shall have the right to terminate this Agreement for convenience or in the event that the Facilities are sold to a third party who intends to operate the Facilities. In the event Owner gives a written termination notice pursuant to the provision of this Section 7.01, this Agreement shall terminate as of the date specified in such notice which shall be no earlier than fifteen (15) days after the date the notice is given.

     7.02 Termination Payments. Upon termination pursuant to this Section VII, Owner shall pay Operator: (i) all outstanding costs pursuant to Section IV hereof; (ii) reasonable costs that may be incurred by Operator in support of the termination of this Agreement, and (iii) reasonable severance costs resulting from the termination of employment of Operator's employees. Payment of these amounts will be in accordance with Section V.

     In the event of termination for convenience pursuant to
Section 7.01 or in the event of termination pursuant to Sections 7.04A. and 7.04B., Owner shall pay, in addition to the amounts above, monthly termination payments from the date of termination through the original Term of this Agreement. The monthly amounts for such payments shall be determined from the following schedule and shall be in accordance with Section V:

                     A.   Twenty Five Thousand and No/100 Dollars
               ($25,000)  per month from the Commercial Operation
               Date   through  the  twenty-fourth  (24th)   month
               following the Commercial Operation Date;

                     B.    Twenty  Thousand  and  No/100  Dollars
               ($20,000.00) per month for the twenty-fifth (25th) month through the forty-eighth (48th) month following the Commercial Operation Date; and

                     C.    Fifteen  Thousand and  No/100  Dollars
               ($15,000) per month for the forty-ninth (49th) month following the Commercial Operation Date through the original Term of this Agreement.

Owner   may  pay  at  its  sole  option  Operator  these  monthly
termination payments in a lump sum based on the net present value of the payment stream discounted at a rate of twelve percent
(12%) per annum.

      7.03 Termination By Owner for Cause. Owner may terminate this Agreement upon written notice to Operator as provided for in
Section 7.05 upon the occurrence of any of the following:

                     A.    Operator's failure to provide adequate
               qualified personnel to perform its obligations under the Agreement.

                     B.    Repeated failure of the Facilities  to
               produce adequate thermal or electrical energy to enable Owner to meet its obligations to the Utility to the extent such failure was in Operator's control.

                     C.    Outage Days for either unit which when
               added with the remaining Scheduled Annual Overhaul Outages for that unit during the Annual Outage Period exceed forty-five (45) days on or before May 1 of any year, or exceed fifty (50) days on or before August 1 of any year, or exceed fifty-five
               (55) days at any time after August 1 of any year until the end of the applicable Annual Outage Period; provided, however, that in the case of Annual Outage Periods during which there is a planned major boiler/turbine overhaul during the last two (2) months of the Annual Outage Period, Operator may, within five (5) days after the applicable maximum Outage Days described above occurs, request Owner to seek the approval of the Utility to reschedule such maintenance in a manner that will allow Operator to avoid the termination provisions of this Section. In the event Owner is able to reschedule such maintenance with the Utility within twenty-five (25) days after receipt of the request of Operator, the termination shall not take effect unless Operator thereafter exceeds the maximum number of Outage Days using the revised Scheduled Annual Overhaul Outages. In the event Owner is unable to reschedule such maintenance within such twenty-five (25) day period, after using reasonable efforts to do so, Owner may terminate this Agreement.

                     D.    Failure of the Operator to perform  in
               any material respect any service or obligation to be performed by it hereunder or any representation or warranty shall prove to be incorrect in any material respect.

                     E.     The   appointment  of  a   receiver,
               liquidator or trustee for Operator by a court of competent jurisdiction or an adjudication of bankruptcy or insolvency by any such court or the filing by Operator of a petition seeking an adjudication of bankruptcy or insolvency.

                     F.    Continuance  of  a  Force  Majeure  by
               Operator  for  more  time  than  that  allowed  in
               Section 12.01.

      7.04  Termination  By  Operator For  Cause.   Operator  may
terminate  this  Agreement  upon  written  notice  to  Owner   as
provided for in Section 7.05 upon the occurrence of any of the following:

                    A. Failure to pay undisputed amounts due to Operator under this Agreement in accordance with
               Section V.

                    B.    Failure  of  Owner to perform  in  any
               material respect any service or obligation to be supplied or performed by it or any representation of warranty shall prove to be incorrect in any material respect.

                    C.     Failure  of  Owner  to  obtain   the
               Facilities Funding Date by June 30, 1997;

                    D.   Continuance of a Force Majeure by Owner
               for more time than that allowed in Section 12.01.

      7.05 Written Notification of Termination. In the event a written termination notice is given pursuant to Sections 7.03A., 7.03D. or 7.04B., such notice shall set forth the circumstances providing the basis for such termination and the Party which receives such notice shall have thirty (30) days to remedy such condition. In the event such circumstance is not corrected by the Party receiving such notice, or the Party receiving such notice has not taken substantive action acceptable to the other Party in its sole discretion to correct the circumstances by the end of such thirty (30) day period, this Agreement shall terminate.

      7.06 Termination Procedure. Neither Party may terminate this Agreement except as provided in this Section VII. Operator shall, in the event of termination, take all reasonable steps necessary to assure an orderly transfer of operation and maintenance responsibility to Owner or to Owner's designee including, without limitation, the delivery of all of the following to Owner or to any such designee:

                     A.    All  operation, maintenance  or  other
               records, manuals and procedures associated with the Facilities.

                     B.   All tools, Consumables, spare parts and
               equipment associated with the Facilities.

                     C. At the option of Owner or such designee, assignments to Owner or such designee, in form reasonably satisfactory to Owner or such designee, of any agreements between Operator and third
               parties  relating  to  the  performance   of   the
               obligations of Operator under this Agreement.

      7.07 Owner Cure of Operator's Default. In the event of a default by Operator in its obligations hereunder, Owner may (but shall not be required to) cure such default and may charge Operator any additional incremental costs incurred by Owner to cure such default. The exercise by Owner of this right shall not waive any other rights of Owner hereunder.

                          SECTION VIII
                 INSURANCE AND INDEMNIFICATION


      8.01 Insurance. Without limiting any of the obligations or liabilities of the Operator, Operator shall at all times throughout the term of this Agreement and any renewal thereof, carry and maintain, or cause to be maintained, at its own expense, insurance with at least the minimum insurance coverage set forth below and such other additional insurance as may reasonably be required from time-to-time by the Owner. All insurance carried and maintained pursuant to this Agreement shall be with insurers, and shall be in such form as shall be satisfactory to the Lender.

                     A.    Operator shall carry and  maintain  or
               cause to be maintained worker's compensation insurance (or other similar or equivalent social insurance) written in accordance with the governing insurance laws of the People's Republic of China and employers' liability coverage in an amount not less than $1,000,000 per occurrence in the annual aggregate. The employers' liability coverage shall not contain an occupational disease exclusion.

                     B.    Operator shall carry and  maintain  or
               cause to be maintained comprehensive automobile liability insurance covering all owned, non-owned and hired vehicles. Such coverage shall be written in an amount not less than $1,000,000 combined single limit per occurrence in the annual aggregate.

                     C.    Owner shall provide a Contractor's All
               Risk (CAR) insurance policy for the Facilities covering the general liability and builder's risk exposure. The limit of liability insurance will be $90,000,000 and Owner, Operator, Subcontractors, and Financing Entities will be named insureds.

                     D.   Following Final Acceptance, Owner shall
               procure and maintain all risk property insurance (including boiler and machinery and business interruption insurance) naming Operator as an additional insured and providing a waiver of subrogation in favor of Operator and designated Subcontractors. Subject to Owner's approval, such insurance may also include such other Persons as may be requested by Operator as additional insureds.


                     E.   Commercial General Liability Insurance.
               Owner shall provide coverage for Owner and Operator against claims for third party bodily injury (including death) and third party property damage. Such insurance shall provide coverage for products - completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage and personal injury insurance. The policy will provide a combined single limit of liability of $20,000,000 per occurrence and in the aggregate for bodily injury and property damage.

                    F. Owner shall furnish Operator and in turn Operator shall furnish Owner with evidence of the insurance required hereunder, in the form of insurance certificates. All such insurance certificates shall represent that the policies may not be canceled or changed with respect to the requirements of this Section 8.01 without thirty
               (30) days prior written notice to Operator or its permitted assigns.

                      G.     All   deductibles  or   self-insured
               retentions under its respective policies shall be the sole responsibility of the Operator.

                      H.   Any insurance carried and maintained in
               accordance with this Agreement shall be endorsed to provide that:

                               i.    Owner and any Lender to  the
                    Facilities, shall be named as additional insureds with respect to insurance carried pursuant to items A. employers liability (only if possible) and B. Any obligation imposed upon the Operator (including the liability to pay premiums) shall be the sole obligation of the Operator and not that of the Owner or Lender;

                               ii.  The interest of the Owner and
                    any Lender to the Facilities shall not be invalidated by any action or inaction of the Operator or any other person and all policies shall insure the Owner and Lender regardless of any breach or violation by the Operator or any other Person of any warranties, declarations, or conditions in such policies;

                               iii. The insurer thereunder waives
                    all rights of subrogation against the Owner, any Lender to the Facilities, and the Utility, any right of setoff and counterclaim and any other right to deduction due to outstanding premium, whether by attachment or otherwise;

                                iv.   Such  insurance  shall   be
                    primary without right of contribution of any other insurance carried by or on behalf of the Owner, any Lender, and the Utility with respect to their interests as such in the Facilities;

                               v.   Inasmuch as such policies are
                    written to cover more than one insured, all terms, conditions, insuring agreements and endorsements (other than the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured; and

                               vi.  If such insurance is canceled
                    for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage that affects the interests of the Owner, any Lender, and the Utility, such cancellation or change shall not be effective as to the Owner, such Lender, and the Utility, until thirty (30) days after receipt by the Owner, Lender, and the Utility of written notice sent by registered mail from such insurer of such cancellation or change; provided, however, that such thirty (30) day period shall be reduced to ten (10) days in the case where cancellation results from the nonpayment of premiums.

                     J.    On  or  before the execution  of  this
               Agreement and annually thereafter, Operator shall arrange for furnishing Owner and third party for which Owner makes written request with approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer. Such certification or notice, as the case may be, shall identify insurers, the type of insurance, the insurance limits and the policy term and shall specifically list the special endorsements in
               Section 8.01D. above. Operator will furnish Owner and any third party with copies of all insurance policies, binders, and cover notes or other evidence of such insurance relating to the Facilities in the event of a claim.

                     K.   Concurrently with the furnishing of the
               certification referred to in item J. above, Operator will furnish Owner and any third party at the request of Owner with a report of each insurer or insurance broker stating that all premiums then due from the Operator have been paid and that in the opinion of such insurer or insurance broker, the insurance then carried and maintained with respect to the Facilities is in accordance with the terms of this Agreement. Furthermore, Operator will cause an insurer or insurance broker to advise Owner and any third party promptly in writing of any default in the payment of any premiums or any other act or omission on the part of the Operator or any other person of which such broker has actual knowledge which might invalidate or render unenforceable, in whole or in part, any insurance provided hereunder. Owner and/or such third party may, at their sole option, obtain such insurance if not obtained by the Operator and, in such event, Operator shall reimburse Owner and/or such third party upon demand for the cost thereof.

      8.02 Risk of Loss. Owner shall bear the risk of physical loss or damage to the Facility, including all materials, equipment and supplies (including temporary materials, equipment and supplies) purchased for permanent installation in or use during construction of the Facility, regardless of whether Owner has title thereto. Operator and Subcontractors shall have no liability at any time for loss or damage to property of Owner, or in custody of Owner, and Owner releases Operator and their Subcontractors there from. Operator and their Subcontractors shall also have no liability for any loss of, or damage to the Facility, as it is the intent of the Parties to rely on the proceeds of Owner's insurance as satisfaction for any loss or damage to the Facility, and Owner releases Operator and their Subcontractors for any such loss or damage.

     8.03 Indemnification.

                     A.    Subject to the scope and limits of the
               insurance coverages listed in Section 8.01 above; Operator agrees to defend and indemnify Owner, any lenders, and the Utility and their respective directors, officers and employees (collectively "Indemnitee") against, and hold them harmless from any and all claims, suits, liabilities and legal expenses (collectively "Claims") resulting from or in connection with Operator's performance, negligent performance, or non-performance of its obligations hereunder except where such Claims were caused by the sole negligence or willful misconduct of an Indemnitee, provided that Operator shall be promptly notified in writing so such claim or suit brought against such Indemnitee and shall be permitted to participate in the defense thereof.

                     B.    Subject to the scope and limits of the
               insurance coverages listed in Section 8.01 above; Owner agrees to defend and to indemnify Operator and its directors, officers and employees (collectively "Operator Indemnitee") against, and to hold them harmless from any and all Claims, resulting from or in connection with Owner's performance, negligent performance, or non-performance of its obligations hereunder, except where, such claims were caused by the sole negligence or willful misconduct of the Operator Indemnitee, provided that the same notification to, and opportunity to participate, specified in
               Section 7.05A. above is afforded to Owner.

                     C.   Owner agrees to defend and to indemnify
               Operator  Indemnitee  against  and  to  hold  them
               harmless from any and all claims, resulting from or in connection with Operator Indemnitee acting under the EPC Contractor's supervision and direction, the EPC's Contractor's performance, negligent performance or non-performance of its obligations pursuant to Section 2.02, except where such claims where caused by Operator's Indemnitee's failure to comply with the directions given by EPC Contractor and/or the sole negligence or willful misconduct of Operator's Indemnitee.

                     D.    Indemnities  against,  releases  from,
               assumptions of, and limitations on liability expressed in this Agreement, as well as waivers of subrogation rights, shall apply even in the event of the fault, negligence or strict liability of the Party indemnified or released or whose liability is limited or assumed or against whom rights of subrogation are waived and shall extend to the partners of each Party, their Affiliates, and their respective officers, directors, employees, and agents.

      8.04 Additional Insured. Any Lender and the Utility shall be named as an additional insured under the foregoing policies of insurance.

      8.05 Pre-Existing Contamination. Anything herein to the contrary notwithstanding, title to, ownership of, and legal responsibility and liability for any and all pre-existing contamination shall at all times remain with Owner. "Pre-
existing contamination" is any hazardous or toxic substance present at the site or sites concerned which was not brought onto such site or sites by Operator. Owner agrees to release, defend, indemnify and hold Operator harmless from and against any and all liability which may in any manner arise in any way directly or indirectly caused by such pre-existing contamination except if such liability arises from Operator's gross negligence or willful misconduct.

      8.06 Damage Limitation. Except as expressly provided herein, Operator nor Owner shall have liability to the other party hereunder for indirect, incidental or consequential damages, including, without limitation, loss of revenues, liability for loss of use of the Facility or existing property, loss of profits, loss of product or business interruption, howsoever caused, including breach of contract, tort (including negligence), strict liability or otherwise.


                           SECTION IX
                      PERMITS AND LICENSES

     9.01 Owner Permits and Licenses. Owner shall be responsible for obtaining and maintaining all permits, approvals and licenses, required to be in the name of Owner, necessary for the operation and maintenance of the Facilities (unless specifically determined to be within the scope of work undertaken by Operator). Operator shall cooperate with Owner in obtaining and maintaining such permits and licenses and in preparing reports required thereunder. Operator shall promptly advise Owner of any required permits and licenses or renewals of which it becomes aware.

      9.02 Operator Permits and Licenses. Operator shall be responsible for obtaining and maintaining all permits, approvals and licenses required to be in the name of Operator and otherwise required to be obtained by Operator in the performance of his duties hereunder.

                            SECTION X
                      INDEPENDENT CONTRACTOR

      At all times, Operator shall perform the requirements of this Agreement as an independent contractor to the Owner. Operator shall have full responsibility for the control and direction of its employees, servants and agents. Operator shall be fully and solely responsible for the payment of such employees, servants and agents and for the payment of all obligations incurred by Operator in performing the requirements of this Agreement. This Agreement is not intended to and shall not create a partnership of any kind or type. Except for as provided in Section 2.08, Operator shall not be an agent for and may not bind Owner. Owner shall not be an agent for and may not bind Operator.


                           SECTION XI
                      COORDINATION AND ACCESS

      11.01 Access. Owner shall provide Operator and its employees, agents, and sub-contractors with full and free access to the Facilities at all times to perform its obligations under this Agreement. Operator shall furnish Owner with a list of employees engaged in operation and maintenance of the Facilities and shall inform Owner in writing of all changes thereto. Operator, its employees, agents and subcontractors shall comply with all safety and other requirements established by Operator and Owner in connection with such access.

      11.02 Coordination; Required Level of Performance. Operator's personnel will interface with Owner's Representative and with appropriate representatives of the Utility. Operator shall accept daily instructions from the Utility, steam purchasers, and Owner as to projected requirements, subject to the design limits of the Facilities. In the event of any interruption of the operation of the Facilities or in the event Operator is unable to operate the Facilities so as to meet the such requirements of the Utility, steam purchasers, and Owner, Operator shall immediately notify Owner of the circumstance and shall exert its best efforts to restore the Facilities to its required operating level.


                           SECTION XII
                          FORCE MAJEURE

     12.01 Force Majeure. Neither Party shall be responsible or liable for or subjected to a termination of this Agreement for or deemed in breach of this Agreement as a result of any delay or deficiency in the performance of its obligations hereunder to the extent that such delay or deficiency is due to circumstances beyond its reasonable control. "Force Majeure Event" shall mean any event that is not foreseeable and for which the damages caused by the event are not reasonably preventable by the Party declaring Force Majeure and cannot be overcome such that it adversely affects one Party's performance of its obligations under this Agreement, including, without limitation, unusually severe weather conditions (i.e., lightening, hurricane or typhoon); any natural disasters such as fire or earthquakes, any labor difficulty not involving employees of any parties hereto, any labor difficulty involving employees of parties hereto to the extent such employees are members of a labor union and such labor difficulty is in violation of a labor contract or in violation of applicable laws; any labor difficulty involving employees of parties hereto, not caused by the act or the failure to act on the part of the relevant party hereto, to the extent such employees are in the process of becoming members of a labor union; war; inability to obtain fuel for the Facilities; riots; requirements, actions or failures to act on the part of governmental authorities preventing performance; any modifications or changes in law, regulations or rules made by the government of The People's Republic of China or any other local government or their agencies which directly or indirectly affect either Parties' performance of its obligations under this Agreement; inability despite due diligence to obtain required licenses or approvals; accident; fire; damage to or breakdown of necessary facilities; or transportation delays or accidents (such causes hereinafter called "Force Majeure"); provided that:

                     A.   The non-performing party shall give the
               other party written notice within a reasonable time after the discovery of the Force Majeure describing the particulars of the occurrence;

                     B.   The suspension of performance is of  no
               greater scope and of no longer duration than is required by the Force Majeure but under no circumstances shall the Force Majeure exceed one hundred and eighty (180) days; however, if such Force Majeure is declared by Operator and results in the inability of the Facilities to furnish Dependable Capacity to the Utility as required by the Power Agreement;

                     C.    The  Party  with a deficiency  in  its
               performance uses its best efforts to remedy such deficiency and to mitigate the effect of the Force Majeure Event. If the Force Majeure Event is labor related, Operator shall use best efforts to hire new employees or enter into new subcontracts;

                    D. When the non-performing Party is able to resume performance of its obligations under this Agreement that Party shall give the other Party written notice to that effect;

                     E.    If  Operator declares  Force  Majeure,
               Owner shall have the immediate right to enter the site at Owner's discretion to operate and maintain the Facilities until such time as the Force Majeure is resolved; and

                     F.    The  Force  Majeure shall  not  excuse
               failure to apply money obligations nor shall it excuse any deficiency in performance to the extent caused by any negligent or intentional act, error, or omission, or failure to comply with any law, rule, regulation, order or ordinance.

      12.02 Extension of Agreement by Force Majeure. Except as otherwise provided, in no event will any condition of Force
Majeure extend this Agreement beyond its stated Term.



                          SECTION XIII
                          ARBITRATION


      Any unresolved dispute that may arise between the Parties regarding this Agreement shall be settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association. Venue for any arbitration proceedings shall be in Dallas, Texas. In such proceedings, the arbitrator shall have the authority to include in his award reimbursement of attorney fees and costs to the prevailing Party. Such award shall be final and binding upon the parties and may be entered and enforced in any court of appropriate jurisdiction.



                           SECTION XIV
          OPERATOR AND OWNER REPRESENTATIONS AND WARRANTIES

       14.01      Representations  and  Warranties  of  Operator.
Operator represents and warrants, as of the date hereof, as follows:

                     A.    It  is  a corporation duly  organized,
               validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business in and is in good standing in the State of Nevada and shall be qualified to do business in the People's Republic of China within one hundred twenty (120) days after Notice of Proceed to the Commercial Operation Date, and in any other jurisdiction where it is required to be so qualified;

                     B.    It  has taken all necessary action  to
               authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement constitutes the legal, valid and binding obligation of Operator, enforceable in accordance with its terms;

                     C.   The execution, delivery and performance
               of this Agreement do not violate (i) its articles of incorporation or by-laws or any resolution of its Board of Directors or other committees charges with the governance of its affairs, (ii) any contract to which it or, to the best of its knowledge, any of its Affiliates is a party or
               (iii)  any  law,  rule,  regulation,  order  writ,
               judgment, injunction, decree or determination affecting Operator or any of its properties;

                    D. It has not filed any petition for relief under the bankruptcy laws of the United States of America, or any other sovereign nation has not made nor is making an assignment for the benefit of creditors, initiated nor been the subject of any proceeding seeking to have a receiver or trustee appointed to liquidate or manage its affairs, and none of its properties is subject to the jurisdiction of any bankruptcy court of the United States of America or any receivership proceeding;

                     E.    No  litigation is pending or,  to  its
               knowledge, threatened which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which would materially affect its business or its ability to perform its obligations hereunder;

                     F.    No authorization or approval or  other
               action by, and notice to or filing with, any government agency or regulatory body is required for the due execution, delivery and performance by Operator of this Agreement which have not been obtained;

                      G.    It  or  one  of  its  Affiliates   is
               experienced in the operation, maintenance and repair of electrical generating facilities, has complied with the provisions of all applicable laws, including, without limitation, environmental laws, respecting the operation of such facilities and has not been and is not currently subject to any judgment or settlement of any claim imposing significant liability on it for noncompliance with law or mismanagement in its operation of any electric power generating facility; and

                     H.    It  is familiar with the terms of  the
               Power Agreement and steam sales agreements if Operator is to operate the steam sales agreements which affect or relate to the operation of the Facilities.

      14.02     Representations and Warranties of Owner. Each  of
Tangshan  Panda,  Tangshan  Pan-Western,  Tangshan  Cayman,   and
Tangshan Pan-Sino represents and warrants, as of the date hereof, as follows:

                     A.    It  is a foreign joint venture company
               duly organized, validly existing and in good standing under the laws of the People's Republic of China;

                     B.    It  has taken all necessary action  to
               authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement represents the valid and binding obligation of Owner, enforceable in accordance with its terms;

                     C.   The execution, delivery and performance
               of this Agreement do not violate (i) its Joint Venture Contracts, Articles of Association, or by-laws or any resolution of its Board of Directors or other committees charges with the governance of its affairs, (ii) any contract to which it is a party or (iii) any law, rule, regulation, order, writ, judgment, injunction, decree or determination affecting Owner or any of its properties;

                    D. It has not filed any petition for relief under the bankruptcy laws of the United States of America or any other sovereign nation, has not made nor is making an assignment for the benefit of creditors, has not initiated nor been the subject of any proceeding seeking to have a receiver or trustee appointed to liquidate or manage its affairs, and none of its properties is subject to the jurisdiction of any bankruptcy court of the United States of America or any receivership proceeding;

                     E.    No  litigation is pending or,  to  its
               knowledge, threatened which seeks to restrain the performance of its obligations hereunder or the adverse outcome of which could materially affect its business or its ability to perform its obligations hereunder; and

                     F.    No authorization or approval or  other
               action by, and notice to or filing with, any government agency or regulatory body is required for the due execution, delivery and performance by Operator of this Agreement which have not been obtained.

                           SECTION XV
                            NOTICES

       All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered to the other Party by registered, certified, or express mail, return receipt requested, postage prepaid, or by telecopy, addressed as follows:

          If to Operator:

          DUKE/FLUOR DANIEL INTERNATIONAL SERVICES
          2225 East Flamingo Road, Suite 307
          Las Vegas, Nevada 89119

          ATTN:     Vice President, Operations and Maintenance

          DUKE/FLUOR DANIEL
          One Coliseum Centre
          2300 Yorkmont Road
          Charlotte, North Carolina 28217

          ATTN:     Vice President, Operations and Maintenance

          If to Owner:

          Tangshan Panda Heat and Power Co., Ltd.
          Luannan County
          Hebei Province
          The People's Republic of China

          ATTN: Director of Operations

          Tangshan Pan-Western Heat and Power Co., Ltd.
          Luannan County
          Hebei Province
          The People's Republic of China

          ATTN: Director of Operations

          Tangshan Cayman Heat and Power Co., Ltd.
          Luannan County
          Hebei Province
          The People's Republic of China

          ATTN: Director of Operations

          Tangshan Pan-Sino Heat Co., Ltd.
          Luannan County
          Hebei Province
          The People's Republic of China

          ATTN: Director of Operations

      Either Party may change or augment their above address by written notice given as provided herein.


                           SECTION XVI
                          APPLICABLE LAW

      16.01 Choice of Law. This Agreement shall be deemed to have been made in Dallas, Texas and to be performed in China. It shall be construed in accordance with the laws of the State of Texas without application of its conflicts of laws provisions.

      16.02 Certain Legal Representations and Undertakings. Each of Operator and Owner represent, undertake and warrant that it will not engage in and that no funds shall be used directly or indirectly for any illegal payments or activities under the laws of The People's Republic of China or of the United States of America.

      Payments made to any person shall not be used for any improper or unlawful purposes, including any form of comical bribe, kickback, or influence payment. Without limiting the generality of the foregoing, it is expressly understood that neither Operator nor Owner shall, directly or indirectly, give, pay, offer, promise nor authorize the giving or payment of, any money or anything of value to any officer or employee of any government or any department, agency, or instrumentality thereof, to any person acting in an official capacity for or on behalf of any government or any department, agency or instrumentality, to any political party official, or to any candidate for political office for the purpose of influencing any act or decision in order to assist the Partnership in obtaining, retaining or directing business to the Partnership, or any other person or entity. No party shall establish or maintain any undisclosed or unrecorded funds or assets nor falsify or cause the making of any artificial entries in any books or records in connection with any services performed under this Agreement.

      In addition to the foregoing provisions, each of Operator and Owner expressly undertake that in connection with any inspection or audit of the records of either party, to insure compliance with the provisions hereof, the audited party shall cooperate fully with the auditing party or its designee, shall refrain from making any false or misleading statements, and shall not omit to state, or cause any person to omit to state, any material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


                          SECTION XVII
                           NON-WAIVER

      The failure of Owner or of Operator to enforce any of the terms and conditions or to exercise any right or privilege under this Agreement shall not be construed as waiving any such term or condition or right or privilege and the same shall continue and remain in force and effect as if no such failure to enforce or exercise has occurred. No waiver shall be valid unless so stated in writing.


                          SECTION XVIII
                              TITLE

      Title to all tools, equipment, supplies and parts purchased by Operator and of all reports, record logs and documentation prepared by Operator pursuant to this Agreement shall pass directly upon payment by Owner. Said tools, equipment, supplies and parts shall be and become the property of Owner free of all liens and encumbrances except as provided for in Section 2.14


                           SECTION XIX
                           ASSIGNMENT

      Operator may not assign either its rights or duties under this Agreement without the prior written consent of Owner and Lender which shall not be unreasonably withheld. Operator shall execute all consents to assignment reasonably required by Lenders to the Facilities.


                           SECTION XX
                          MISCELLANEOUS

     20.01 Confidentiality. All Proprietary Information of a Party (the "Transferor") which is disclosed to or otherwise received or obtained by the other Party (the "Transferee") incident to this Agreement is disclosed, and shall be held, in confidence, and the Transferee shall not publish or otherwise disclosed any Proprietary Information to any person for any reason or purpose whatsoever or use any Proprietary Information for its own purposes or for the benefit of any person, without the prior written approval of the Transferor for a period of eight (8) years from the date of receipt of such Proprietary Information; provided, however, that the Proprietary Information may be disclosed to any prospective financier of the Facilities for purposes of obtaining financing for the development, construction, operation or maintenance of the Facilities; and, provided further that nothing herein shall limit the right of the Transferee to provide any Proprietary Information to any court or governmental authority having jurisdiction over or asserting a right to obtain such information, provided that (i) such court or governmental authority orders that such Proprietary Information be provided, and (ii) the Transferee promptly advises the Transferor of any request for such information by such governmental authority and cooperates in giving the Transferor an opportunity to present objections, requests for limitation, and/or requests for confidentiality or other restrictions on disclosure or access, to such court or governmental authority.

       The term "Proprietary Information" means all written information which has been or is disclosed by the Transferor, or by an affiliate, officer, employee, agent, representative, consultant, contractor, subcontractor or partner of the Transferor, or which other becomes known to the Transferee or other party in a confidential relationship with the Transferee, and which (x) relates to matters such as patents, trade secrets, research and development activities, draft or final contracts or other business arrangements, books and records, budgets, cost estimates, pro forma calculations, engineering work project, environmental compliance, pricing information, operations and maintenance procedures, private processes and other similar information, as they may exist from time-to-time, or (y) the Transferor expressly designates in writing to be confidential. However, Proprietary Information shall exclude:

          A. Information that, at the time of disclosure hereunder is in the public domain, other than any such information which entered the public domain by breach of this Agreement or in violation of applicable law;

          B. Information that, after disclosure hereunder, enters the public domain, other than information that entered the public domain by breach of this Agreement or any other agreement, or in violation of applicable law;

          C. Information, other than that obtained from third parties, that prior to disclosure hereunder, was already in the recipient's possession, either without limitation on disclosure to others or subsequently becoming free of such limitation;

          D. Information obtained by the recipient from a third party having an independent right to disclose the information; or

          E. Information that is obtained through independent research without use of or access to the Property
          Information.

     20.02     Joint Several Liability.  Tangshan Panda, Tangshan
Pan-Western, Tangshan Cayman, and Tangshan Pan-Sino, shall be jointly and severally liable for the obligations under this Agreement.

     20.03 Amendments. All amendments to this Agreement must be written and must be signed by both parties hereto. Owner shall give Operator written notice of any relevant amendments to the Loan Documents in a timely manner. If an amendment or sub-agreement to the Power Agreement, or an amendment to the Loan Documents materially adversely affects the performance of the Parties to this Agreement, the Parties shall negotiate in good faith to amend this Agreement accordingly, including, but not limited to, appropriate modifications to the Contract Price Adjustments and Terminations for Default provisions, however, such amendment(s) shall preserve the rights of the Parties hereto.

      20.04      Invalidity.  If any provision of this  Agreement
shall   be  found  to  be  invalid  by  any  court  of  competent
jurisdiction,  such  finding  shall  not  invalidate  any   other
provision hereof.

      20.05 Successors & Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and upon their respective successors and assigns.

      20.06 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior agreements, commitments, representations, and discussion between the Parties pertaining to the subject matter of this Agreement.

      20.07 Survival. The provisions of this Agreement which by their nature are intended to survive the cancellation, completion or termination of the Agreement shall continue as valid and enforceable commitments of the Parties notwithstanding any such cancellation, completion or termination.

      20.08 WAIVER OF CONSUMER RIGHTS. The Parties HEREBY WAIVE THEIR RIGHTS under the Deceptive Trade Practices Consumer Protection Act, Section 17.41 et seq., Business and Commerce Code, a law that gives consumers special rights and protections. After both Parties have consulted with attorneys of their own selection, they voluntarily consent to this waiver.

      20.09 Limitations Application. Neither Party makes any representations, covenants, warranties or guarantees, express or implied, other than expressly set forth herein. The Parties' rights, liabilities, responsibilities and remedies with respect to the Services, whether in contract or otherwise, shall be exclusively those expressly set forth in this Agreement.

      20.10 Third Party Beneficiaries. Excluding rights any lenders to the Facilities, this Agreement is not intended to create any third party beneficiary or rights.

       20.11 Off-Shore Services. The Parties agree to negotiate in good faith to: (i) amend this Agreement by deleting services to be provided outside of the People's Republic of China; and (ii) to execute a separate off-shore services agreement covering such services. The resulting agreements will include all aspects of the rights, obligations and services described herein.

      20.12 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which taken together shall be deemed a single instrument.

     Executed on the first day above-written.


     DUKE/FLUOR DANIEL INTERNATIONAL SERVICES
     By:
     Name:     Richard D. Snell
     Title:    Vice President



     TANGSHAN PANDA HEAT AND POWER COMPANY, LTD.
     By:
     Name:     Darol S. Lindloff, General Manager
     Title:    Authorized Legal Representative



     TANGSHAN PAN-WESTERN HEAT AND POWER COMPANY, LTD.
     By:
     Name:     Darol S. Lindloff, General Manager
     Title:    Authorized Legal Representative





     TANGSHAN CAYMAN HEAT AND POWER COMPANY, LTD.
     By:
     Name:     Darol S. Lindloff, General Manager
     Title:    Authorized Legal Representative



     TANGSHAN PAN-SINO HEAT COMPANY, LTD.
     By:
     Name:     Darol S. Lindloff, General Manager
     Title:    Authorized Legal Representative



EXHIBIT A

1.  Electric Energy Purchase and Sales Agreement dated as of
    September 22, 1995

    [See Exhibit 10.84 to the Registration Statement on Form S-1 to which this exhibit is attached.]

2.  General Interconnection Agreement as of September 22, 1995

    [See Exhibit 10.83 to the Registration Statement on Form S-1 to which this exhibit is attached.]

3.  Supplemental Agreement dated February 10, 1996

    [See Exhibit 10.85 to the Registration Statement on Form S-1 to which this exhibit is attached.]







EXHIBIT B

HOME OFFICE SUPPORT

      The following services may be typically provided by the Operator's home office and shall be considered Reimbursable
Costs:

     A.   Overall job management

     B.   Annual Operations audit and report

     C.   Engineering review of plant performance and efficiency

     D.   Maintenance planning assistance programs

     E.   Inventory tracking control programs

     F.   Contract administration and interpretation assistance

     G.   Troubleshooting support

     H.   Site safety and hazardous materials programs

     I. Capital project engineering support (includes conceptualization, analysis, and recommendation and does not include detailed engineering for such projects, which will be performed as required as a separate contract)

     J.   Problem analysis and resolution

     K.   Warranty administration assistance

     L.   Travel and living expenses of home office personnel



EXHIBIT C

EXCERPTS FROM LOAN AGREEMENT

[See Exhibit 10.87 to the Registration Statement on Form S-1 to which this exhibit is attached.]